Product Supplement dated March 4, 2022 (To Prospectus dated March 4, 2022)	Filed Pursuant to Rule 424(b)(3) Registration Statement No. 333-262557

The Toronto-Dominion Bank
Warrants, Series A
Market-Linked Warrants Linked to One or More Equity Indices, Equity Securities
or Exchange-Traded Funds
The Toronto-Dominion Bank (the “Bank”) may from time to time offer and sell Warrants, Series A, Market-Linked Warrants Linked to One or More Equity Indices, Equity Securities or Exchange-Traded Funds (collectively, the “warrants”). The accompanying prospectus dated March 4, 2022 and this product supplement describe the terms that may apply generally to the warrants, including any warrants you purchase. A separate pricing supplement will describe specific terms of the warrants being offered, including any changes to the terms specified below. If the terms described in the applicable pricing supplement and/or this product supplement are inconsistent with those described in this product supplement and/or in the accompanying prospectus, as applicable, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement; and last, the accompanying prospectus.
The warrants are linked to the performance of one or more equity indices, equity securities or exchange-traded funds (each, a “Reference Asset”) specified in the applicable pricing supplement. The Reference Asset of your warrants may be a basket consisting of two or more equity indices, equity securities and/or exchange-traded funds.
The cash settlement amount you receive upon expiration, if any, on your warrants will be based on the level of the Reference Asset relative to the strike level. The warrants are designed for investors who are seeking leveraged exposure to the Reference Asset and are willing to risk loss of their initial investment (hereafter, “Premium”). Investors must be willing to accept the risk that the warrants will expire worthless, in which case investors will lose their Premium in the warrants.
The warrants are highly speculative leveraged investments that involve a high degree of risk, including the risk of the warrants expiring worthless, in which case you will lose the Premium of your warrants. The warrants are not suitable for investors who cannot sustain a total loss of their Premium. See “Additional Risk Factors Specific to the Warrants” beginning on page 5 to read about investment risks relating to the warrants.
You must have an options-approved brokerage account in order to purchase the warrants and you must be experienced with respect to options and option transactions.
The warrants will not be listed or displayed on any securities exchange or electronic communications network.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these warrants or passed upon the accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The Bank may use this product supplement in the initial sale of warrants. In addition, TD Securities (USA) LLC or another of the Bank’s affiliates may use this product supplement in a market-making transaction in warrants after their initial sale. Unless the Bank or its agent informs the purchaser otherwise in the confirmation of sale, this product supplement is being used in a market-making transaction.
The warrants are unsecured, unsubordinated obligations of the Bank and will rank on a parity in right of payment with all of the Bank’s deposit liabilities, except for obligations preferred by mandatory provisions of law. The warrants will not constitute deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.
TD Securities (USA) LLC
Product Supplement dated March 4, 2022

TABLE OF CONTENTS
Product Supplement
Summary	PS-1
Additional Information About the Bank and the Warrants	PS-4
Additional Risk Factors Specific to the Warrants	PS-5
General Terms of the Warrants	PS-17
Use of Proceeds and Hedging	PS-35
Tax Consequences	PS-36
Certain Benefit Plan Considerations	PS-44
Supplemental Plan of Distribution (Conflicts of Interest)	PS-46
Prospectus
Documents Incorporated by Reference	i
Where You Can Find More Information	ii
Further Information	iii
About This Prospectus	iii
Risk Factors	1
The Toronto-Dominion Bank	6
Presentation of Financial Information	6
Caution Regarding Forward-Looking Statements	8
Use of Proceeds	10
Consolidated Capitalization and Indebtedness	11
Description of the Debt Securities	12
Canadian Bank Resolution Powers	28
Description of Common Shares and Preferred Shares	33
Description of Warrants	36
Description of Subscription Receipts	42
Description of Units	43
Ownership, Book-Entry Procedures and Settlement	44
Tax Consequences	52
Benefit Plan Investor Considerations	66
Plan of Distribution (Conflicts of Interest)	69
Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others	72
Legal Matters	73
Experts	74
Other Expenses of Issuance and Distribution	75

In this product supplement, unless the context otherwise indicates, the “Bank”, “we”, “us” or “our” means The Toronto-Dominion Bank and its subsidiaries. Also, references to the “prospectus” or the “accompanying prospectus” mean the prospectus, dated March 4, 2022, of The Toronto-Dominion Bank. References to the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your warrants.

i

SUMMARY
The information in this “Summary” section is qualified by the more detailed information set forth in this product supplement and the accompanying prospectus, as well as the applicable pricing supplement. The applicable pricing supplement may have terms or features that differ from or supplement the terms described herein and may use different defined terms than those used herein to describe the warrants. If the terms described in the applicable pricing supplement and/or this product supplement are inconsistent with those described in this product supplement and/or in the accompanying prospectus, as applicable, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement; and last, the accompanying prospectus.

Issuer:	The Toronto-Dominion Bank (the “Bank”).
Issue:	Warrants, Series A
Reference Asset:	As specified in the applicable pricing supplement. The warrants may be linked to one or more of the following:
• the common stock, including American depositary receipts (each, an “ADR”), of a particular company unaffiliated with us;
• shares of an exchange-traded fund, which we may refer to herein as an “ETF” and, together with a common stock and ADR, a “Reference Equity”;
• an equity index, which we may refer to herein as a “Reference Index”; and/or
• a weighted basket comprised of Reference Equities and/or Reference Indices, which we may refer to in certain contexts herein as a “Basket”.
Type of Warrants:	As specified in the applicable pricing supplement. In general, the warrants may be either:

•     Call Warrants: In the case of “call warrants”, there will be a Cash Settlement Amount at the Expiration Date only if the Final Level is greater than the Strike Level. If the Final Level is equal to or less than the Strike Level your call warrants will expire worthless and you will lose your Premium.

•    Put Warrants: In the case of “put warrants”, there will be a Cash Settlement Amount at the Expiration Date only if the Final Level is less than the Strike Level. If the Final Level is equal to or greater than the Strike Level your put warrants will expire worthless and you will lose your Premium.

Option Style:	As specified in the applicable pricing supplement.
• European-Style: In the case of “European-style” warrants, you may exercise the warrants only on the Expiration Date.

•     American-Style: In the case of “American-style” warrants, you may exercise the warrants on or before the Expiration Date at the times and in the manner described in the applicable pricing supplement.

Strike Date:	As specified in the applicable pricing supplement, subject to postponement as discussed further under “General Terms of the Warrants — Market Disruption Events” herein.
Issue Date:	As specified in the applicable pricing supplement, subject to postponement as discussed further under “General Terms of the Warrants — Market Disruption Events” herein.
Expiration Date; Valuation Date(s):
The Valuation Date, or if there is more than one Valuation Date, the final Valuation Date, will be known as the “Expiration Date” and will be specified in the applicable pricing supplement, subject to extension for up to eight trading days for market disruption events or non-trading days as further described under “General Terms of the Warrants — Market Disruption Events” and “General Terms of the Warrants — Expiration Date; Valuation Date(s)” herein.

Cash Settlement Payment Date:
The date following the Expiration Date on which the warrants make payment of the Cash Settlement Amount, as specified in the applicable pricing supplement, subject to postponement as discussed further under “General Terms of the Warrants — Market Disruption Events” and “General Terms of the Warrants — Cash Settlement Payment Date” herein.

Premium:	The issue price of a warrant as specified in the applicable pricing supplement.
Minimum Investment:
Unless otherwise specified in the applicable pricing supplement, the minimum number of warrants offered to an investor will be a number of warrants having an aggregate Premium of at least $10,000 and integral multiples of 1 warrant in excess thereof.

Options Approved Account:	In order to purchase the warrants you must have an options-approved account, as further specified in the applicable pricing supplement.
Notional Amount:	As specified in the applicable pricing supplement.
Cash Settlement Amount; In-the-Money:
On the Cash Settlement Payment Date the amount payable, if any, for each warrant you own will be based on the level of the Reference Asset relative to the Strike Level, all as specified in the applicable pricing supplement. In general, unless otherwise specified in the applicable pricing supplement, you will receive a cash payment per warrant equal to:

• In the case of call warrants:
Notional Amount	×	Final Level – Strike Level
Initial Level
In the case of call warrants, if the Final Level is equal to or less than the Strike Level your call warrants will expire worthless and you will lose your Premium. • In the case of put warrants:
Notional Amount	×	Strike Level – Final Level
Initial Level

In the case of put warrants, if the Final Level is equal to or greater than the Strike Level your put warrants will expire worthless and you will lose your Premium.

In the case of all warrants, even if the Cash Settlement Amount is positive (in which case we will refer to your warrants as “In-the-Money”), if the Cash Settlement Amount is less than the Premium, then you will suffer a loss, and likely a significant loss, on your warrants.

Strike Level:	A specified level of the Reference Asset as set forth in the applicable pricing supplement.
Initial Level:	The closing level of the Reference Asset on the Strike Date, or as otherwise specified in the applicable pricing supplement, as determined by the Calculation Agent.
Final Level:
The closing level of the Reference Asset on the Expiration Date (if there is one Valuation Date applicable to the warrants) or the arithmetic average of the closing levels of the Reference Asset on each of the Valuation Dates (if there is more than one Valuation Date applicable to the warrants), or as otherwise specified in the applicable pricing supplement, as determined by the Calculation Agent.

Automatic Exercise if Warrants are In-the-Money:	Unless otherwise specified in the applicable pricing supplement, the warrants will be automatically exercised on the Expiration Date without any further action by you if the warrants are In-the-Money.
Maximum Cash Settlement Amount:	The maximum Cash Settlement Amount, if any, as specified in the applicable pricing supplement.

Knock-In Event :	If the applicable pricing supplement specifies that a “Knock-In Event” is applicable to your warrants, then unless a Knock-In Event occurs no Cash Settlement Amount will be payable on your warrants.
Knock-Out Event :	If the applicable pricing supplement specifies that a “Knock-Out Event” is applicable to your warrants, then if a Knock-Out Event occurs no Cash Settlement Amount will be payable on your warrants.
CUSIP/ISIN:	As specified in the applicable pricing supplement.
Clearance and Settlement:	DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Ownership, Book-Entry Procedures and Settlement” in the accompanying prospectus).
Listing:	Unless specified otherwise in the applicable pricing supplement, the warrants will not be listed or displayed on any securities exchange or electronic communications network.
Calculation Agent:	Unless we specify otherwise in the applicable pricing supplement, the Bank.
Canadian Bail-in:	Unless otherwise specified in the applicable pricing supplement, the warrants will not be subject to a bail-in conversion (as defined in the accompanying prospectus).
Conflicts of Interest:	See “Supplemental Plan of Distribution (Conflicts of Interest)” below.

ADDITIONAL INFORMATION ABOUT THE BANK AND THE WARRANTS
The Bank has filed a registration statement (including a prospectus) with the SEC for the offering for which this product supplement relates. Before you invest, you should read the prospectus dated March 4, 2022, relating to our warrants (the “accompanying prospectus”) and any other documents related to the warrants that the Bank has filed with the SEC for more complete information about the Bank and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Our Central Index Key, or CIK, on the SEC Website is 0000947263.
You may access these documents on the SEC website at www.sec.gov as follows:
•	Prospectus dated March 4, 2022:
http://www.sec.gov/Archives/edgar/data/947263/000119312522066245/d203088d424b3.htm
You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these warrants in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

ADDITIONAL RISK FACTORS SPECIFIC TO THE WARRANTS

An investment in your warrants is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus. You should carefully consider whether the warrants are suited to your particular circumstances. This product supplement should be read together with the accompanying prospectus and the applicable pricing supplement. If the terms described in the applicable pricing supplement and/or this product supplement are inconsistent with those described in this product supplement and/or in the accompanying prospectus, as applicable, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement; and last, the accompanying prospectus. This section describes the most significant risks relating to the terms of the warrants. We urge you to read the following information about these risks, together with the other information in this product supplement and the accompanying prospectus and the applicable pricing supplement, before investing in the warrants.

Risks Relating to Return Characteristics
The Warrants are Not Suitable for Investors Who Cannot Sustain a Total Loss of Their Premium.
The warrants are highly speculative leveraged investments thus the warrants are not suitable for investors who cannot sustain a total loss of their Premium.
The Warrants are Highly Speculative Leveraged Investments that Involve a High Degree of Risk of the Warrants Expiring Worthless, in Which Case You Will Suffer a Loss and Likely a Significant Loss on Your Warrants.
In general, in the case of call warrants, the Final Level must be greater than the Strike Level or the Warrants will not be exercised and will expire worthless on the Expiration Date, causing you to lose your Premium in the Warrants.
In general, in the case of put warrants, the Final Level must be less than the Strike Level or the Warrants will not be exercised and will expire worthless on the Expiration Date, causing you to lose your Premium in the Warrants.
In the case of all warrants, even if the warrants are In-the-Money, if the Cash Settlement Amount is less than the Premium, then you will suffer a loss, and likely a significant loss, on your warrants.
You must have an options-approved brokerage account in order to purchase the warrants and you must be experienced with respect to options and option transactions.
The Time Remaining to Expiration May Adversely Affect the Market Price of the Warrants.
A portion of the market value of the warrants at any time depends on the level of the Reference Asset at such time relative to the Strike Level, and is known as the “intrinsic value” of the warrant. If the level of the Reference Asset is greater than (or in the case of put warrants, less than) the Strike Level at any time, the warrants would be considered “in-the-money” at such time, whereas, if the level of the Reference Asset is less than (or in the case of put warrants, greater than) the Strike Level at any time, the warrants would be considered “out-of-the money” at such time.
Another portion of the market value of the warrants at any time prior to expiration depends on the length of time remaining until the Expiration Date and is known as the “time value” of the warrants. On the Strike Date, the time value of the warrants generally represents their entire value; thereafter, the time value generally diminishes until, at expiration, the time value of the warrants is zero. Assuming all other factors are held constant, the risk that the warrants will expire worthless will increase the shorter the time remaining until the Expiration Date and the more the level of the Reference Asset decreases below (or in the case of put warrants, increases above) the Strike Level. Therefore, the market value of the warrants will reflect both the rise and decline in the level of the Reference Asset and the time remaining to the Expiration Date, among other factors.

Owning Call Warrants Is Not the Same as a Hypothetical Direct Investment in (or in the Case of Put Warrants, Taking a Direct Short Position in) the Reference Asset or any Reference Asset Constituents.
The return on call warrants will not reflect the return you would realize if you made a hypothetical direct investment in (or in the case of put warrants, a direct short position in) the Reference Asset or any Reference Asset Constituents and held that investment for a similar period because, for example:
•
the return on a hypothetical direct investment in the Reference Asset or any Reference Asset Constituents would depend primarily on the relative increase or decrease in the level of such Reference Asset or any Reference Asset Constituents during the term of the warrants, as opposed to the increase or decrease in the Final Level relative to the Strike Level and any remaining time value;

•
in the case of call warrants, you will not receive any dividend payments or other distributions on any Reference Asset or any Reference Asset Constituents and you will not have voting rights or any other rights that holders of any Reference Asset or any Reference Asset Constituents may have;

•
in the case of put warrants, you will not have to make payments with respect to any dividend payments or other distributions on a Reference Asset or on any Reference Asset Constituents during the term of the warrants, and any such dividends or distributions will not be factored into the determination of whether the warrants will be automatically exercised or the calculation of any Cash Settlement Amount; and

•
in the case of put warrants, if you owned a hypothetical short position in the Reference Asset or in any Reference Asset Constituents you could receive certain interest payments (the short interest rebate) from the entity that lends you such Reference Asset or any Reference Asset Constituents for your short sale.

Your warrants may trade quite differently from the Reference Asset. Changes in the level of the Reference Asset may not result in comparable changes in the market value of your warrants. Even if the level of the Reference Asset increases (or in the case of put warrants, decreases) from the Strike Level during the term of the warrants, the market value of the warrants prior to expiration may not increase to the same extent and could decrease.
The Return on the Warrants, if Any, Will Not Be Affected by All Developments Relating to the Reference Asset.
In the case of American-style warrants, you may exercise the warrants on or before the Expiration Date at the times and in the manner described in the applicable pricing supplement. However, in the case of European-style warrants, which you may exercise only on the Expiration Date, changes in the level of the Reference Asset during the term of the warrants before the relevant Valuation Date(s) will not be reflected in determining whether the warrants will be automatically exercised and, if so, in the calculation of the Cash Settlement Amount. As a result, your warrants may expire worthless even if they are in-the-money at certain times during the term of the warrants before the level of the Reference Asset reverses to a Final Level that results in the warrants expiring worthless. Even if the Final Level is greater than (or in the case of put warrants, less than) the Strike Level (i.e. the warrants are In-the-Money), if the Cash Settlement Amount is less than the Premium you will suffer a loss, and likely a significant loss, on your warrants, regardless of the performance of the Reference Asset at other times during the term of the warrants.
The Return on the Warrants, if Any, May Be Based on the Arithmetic Average of the Closing Levels of the Reference Asset on Each of the Valuation Dates.
Subject to the applicable pricing supplement, the Calculation Agent may determine whether the warrants will be automatically exercised and, if so, calculate the Cash Settlement Amount by reference to a Final Level that will be equal to the arithmetic average of the closing levels of the Reference Asset on each of the Valuation Dates. In calculating the Final Level, any favorable performance of the Reference Asset on one or more Valuation Dates may be moderated, wholly offset or even reversed by unfavorable performance of the Reference Asset on one or more of the other Valuation Dates. Similarly, the Final Level may be less than (or in the case of put warrants, greater than) the closing level of the Reference Asset on the Expiration Date and, as a result, the Cash Settlement Amount, if any, on the warrants may be less than if it were based solely on the closing level of the Reference Asset on the Expiration Date.

The Warrants Will Not Provide Any Interest Payments.
We will not pay any interest with respect to the Warrants.
Other Features may Limit or Preclude Any Return on Your Warrants.
If your warrants are subject to a Maximum Cash Settlement Amount, Knock-In Event or Knock-Out Event, your return on the warrants may be subject to a return limitation or, in the case of a Knock-In Event or Knock-Out Event, a complete loss of Premium. If included, these features will be specified in the applicable pricing supplement.
The Calculation Agent Can Postpone the Expiration Date or the Strike Date if a Market Disruption Event Occurs.
The Calculation Agent will determine the closing level of a Reference Asset on the Expiration Date. The determination of the closing level with respect to the Expiration Date may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing with respect to such Reference Asset on such date. If such a postponement occurs, the Calculation Agent will determine the closing level of the Reference Asset by reference to its closing level on a day on which no market disruption event occurs or is continuing with respect to such Reference Asset as discussed further under “General Terms of the Warrants — Market Disruption Events” herein.
In no event, however, will the Expiration Date be postponed by more than eight trading days. If the determination of the closing level of the Reference Asset for any Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the level of the Reference Asset will be determined by the Calculation Agent. In such an event, the Calculation Agent will estimate the level that would have prevailed in the absence of the market disruption event.
If there are multiple Valuation Dates, each such date is subject to postponement for market disruption events or non-trading days as further described under “General Terms of the Warrants — Market Disruption Events” and “General Terms of the Warrants — Expiration Date; Valuation Date(s)” herein.
The Calculation Agent may also postpone the Strike Date if it determines that a market disruption event has occurred or is continuing with respect to a Reference Asset on such date(s). If the determination of the Strike Level is postponed, the Calculation Agent may adjust the Issue Date, Valuation Date(s) (including the Expiration Date) and Cash Settlement Payment Date to ensure that the stated term of the warrants remains the same. See “General Terms of the Warrants — Market Disruption Events”.
Risks Relating to Characteristics of the Applicable Reference Asset
This section describes risks relating to the general characteristics of Reference Assets to which the warrants may be linked. If your warrant is linked to a Basket, these risks also apply to each Basket Component as the context indicates.
The Warrants are Subject to Increased Market Risk of the Reference Asset.
The return on the warrants, which may be negative, is directly linked to the performance of the Reference Asset and, in the case of a Reference Index or an ETF, indirectly linked to the value of the stocks or other assets held by or comprising such Reference Asset (its “Reference Asset Constituents”), indirectly linked to the value of any Reference Asset Constituents. The level of the Reference Asset can rise or fall sharply due to factors specific to the Reference Asset or any Reference Asset Constituents, as applicable, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market volatility and levels, interest rates and economic and political conditions. In addition, the warrants have an increased sensitivity to market risk. Because your investment in the warrants provides for leveraged exposure to the Reference Asset, changes in the level of the Reference Asset (both positive and negative) will have a greater impact on the value of the warrants relative to the performance of the Reference Asset prior to the Expiration Date, and the Cash Settlement Amount, if any, upon expiration.

If Your Warrants Are Linked to a Basket, Changes in the Level of One or More Basket Components May Be Offset by Changes in the Level of One or More Other Basket Components.
Your warrants may be linked to a Basket. In such a case, a change in the levels of one or more components (each, a “Basket Component”) of a Basket may not correlate with changes in the levels of one or more other Basket Components. Therefore, in determining the level of the Basket as of any time, increases or decreases in the level of one Basket Component may be moderated, or wholly offset, by decreases or lesser increases (or in the case of put warrants, increases or lesser decreases) in the level of one or more other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the level of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your warrants.
You Must Rely on Your Own Evaluation of the Merits of an Investment Linked to the Reference Asset.
In the ordinary course of their business, our affiliates and the agents and their affiliates may have expressed views on expected movements in any Reference Asset or any Reference Asset Constituents, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates or of the agents or their affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any Reference Asset or any Reference Asset Constituents may at any time have significantly different views from those of our affiliates or of the agents or their affiliates. For these reasons, you are encouraged to derive information concerning the applicable Reference Asset or any Reference Asset Constituents from multiple sources, and you should not rely solely on views expressed by our affiliates.
The Historical Performance of the Reference Asset or any Reference Asset Constituents Should Not Be Taken as an Indication of Their Future Performance.
The historical performance of the Reference Asset or its Reference Asset Constituents does not necessarily give an indication of their future performance. As a result, it is impossible to predict whether the level of the Reference Asset will rise or fall during the term of the warrants. The level of the Reference Asset and any Reference Asset Constituents will be influenced by complex and interrelated political, economic, financial and other factors.
An Investment in the Warrants May Be Subject to Risks Associated with Non‑U.S. Securities Markets.
The Reference Asset may be one or more equity securities, ADRs or ETFs, or include Reference Asset Constituents, that have been issued by non‑U.S. companies. An investment in securities linked to the value of non‑U.S. equity securities involves particular risks. Non‑U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non‑U.S. securities markets differently from the U.S. securities markets. Direct or indirect government intervention to stabilize these non‑U.S. securities markets, as well as cross shareholdings among non‑U.S. companies, may affect trading prices and volumes in those markets. In addition, there is generally less publicly available information in the U.S. about non‑U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non‑U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.
Prices of securities in non‑U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non‑U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non‑U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non‑U.S. laws or restrictions applicable to non‑U.S. companies or investments in non‑U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.
An Investment in the Warrants May Be Subject to Risks Associated with Emerging Market Companies.
The Reference Asset may include one or more equity securities, ADRs or ETFs, or  include Reference Asset Constituents, that have been issued by one or more emerging market companies. An investment in securities linked to the value of emerging market equity securities involves particular risks. Emerging markets may be more volatile than U.S. securities markets, and market developments may affect emerging markets differently from the U.S. securities markets. Direct or indirect government intervention to stabilize these emerging markets, as well as cross shareholdings among emerging market companies, may affect trading prices and volumes in those markets. In addition, there is generally less publicly available information in the U.S. about emerging market companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and emerging market companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.
Prices of securities in emerging market countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the emerging market(s), include the possibility of recent or future changes in the economic and fiscal policies of such countries’ governments, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or investments in such equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain emerging markets may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self‑sufficiency.
Additionally, the issuers of emerging market securities are generally subject to different accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Under recently proposed legislation, the SEC would be required to maintain a list of issuers for which the U.S. Public Company Accounting Oversight Board is not able to inspect or investigate an auditor report issued by a non‑U.S. public accounting firm. If enacted, this bill would require increased disclosure requirements for such issuers and, ultimately, could lead to the delisting of the securities of such issuers. While it is not possible to predict whether this bill or any similar bills will be enacted in the future, the enactment, or potential enactment, of any such legislations or similar efforts to increase U.S. regulatory access to audit information could adversely affect the affected issuers, potentially including the Reference Asset Issuer.
Exchange Rate Movements May Adversely Affect the Value of, and Return on, the Warrants.
If a Reference Asset holds Reference Asset Constituents that are traded in a currency other than U.S. dollars and, for purposes of the Reference Asset, are converted into U.S. dollars, then the level of the Reference Asset will depend, in part, on the relevant exchange rates. If the value of the U.S. dollar strengthens or weakens against the relevant currencies, the level of the Reference Asset and, therefore, the market value of, and return on, the warrants may be adversely affected. Unless otherwise specified in the applicable pricing supplement, we will not make any adjustment or change in the terms of any warrant in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency or any other currency. Consequently, investors in warrants will bear the risk that their investment may be adversely affected by these types of events.
No Reference Equity Issuer or Reference Asset Publisher Will Have Any Role or Responsibilities with Respect to the Warrants.
No Reference Equity Issuer or Reference Asset Publisher (as defined below) will have authorized or approved the warrants, and no such entity will be involved in any offering. No Reference Equity Issuer or Reference Asset Publisher will have any financial or legal obligation with respect to the warrants or any amount to be paid to you, including any obligation to take our needs or your needs into consideration for any reason, including taking any corporate actions that might affect the value of the Reference Asset or the warrants. No Reference Equity Issuer or Reference Asset Publisher will receive any of the proceeds from any offering of the warrants. No Reference Equity Issuer or Reference Asset Publisher will be responsible for, or participate in, the determination of whether the warrants are automatically exercised or, if so, of any amount receivable by holders of the warrants.
We Do Not Control the any Reference Equity Issuer or Any Reference Asset Publisher and Are Not Responsible for Any Disclosure Made by Any Other Company.

Neither we nor any of our affiliates have the ability to control the actions of any Reference Equity Issuer, any Reference Asset Publisher or any Reference Asset Constituent Issuers. We are not responsible for any other such entity’s public disclosure of information, whether contained in SEC filings or otherwise. We will not perform any due diligence procedures with respect to any Reference Equity Issuer or Reference Asset Publisher. You should make your own investigation into any Reference Equity Issuer, Reference Asset Publisher or any Reference Asset Constituent Issuers.
You Will Have Limited Anti-Dilution Protection With Respect to a Reference Equity.
The Calculation Agent will adjust the Initial Level, Strike Level and/or any other relevant term, as applicable, for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect a Reference Equity, but only in the situations we describe in “General Terms of the Warrants — Anti‑Dilution Adjustments for a Reference Equity” below. The Calculation Agent will not be required to make an adjustment for every corporate event that may affect the Reference Equity. For example, the Calculation Agent will not make any adjustments for events such as an offering by the relevant issuer, a tender or exchange offer for the issuer’s shares at a premium to its then-current market price by that issuer or a tender or exchange offer for less than substantially all outstanding shares of that issuer by a third party. Those events or other actions by the applicable issuer or a third party may nevertheless adversely affect the level of the Reference Equity and adversely affect the market value and the Cash Settlement Amount of your warrants.
Additional Risks Relating to Reference Indices
Changes that Affect an Index Included in the Reference Asset May Adversely Affect the Market Value of, and Return on, the Warrants.
The policies of a sponsor of a Reference Index (the “index sponsor”) concerning the calculation of the Reference Index, additions, deletions or substitutions of the Reference Asset Constituents and the manner in which changes affecting those Reference Asset Constituents, such as stock dividends, reorganizations or mergers, may be reflected in the Reference Index and, therefore, could adversely affect the market value of, and return on, the warrants. The market value of, and return on, the warrants could also be affected if the index sponsor changes these policies, for example, by changing the manner in which it calculates the Reference Index, or if the index sponsor discontinues or suspends calculation or publication of the Reference Index. If a change in law event occurs and the index sponsor does not take actions to comply with such law(s), the Calculation Agent may select a successor index or take other actions as discussed elsewhere herein. If events such as these occur, or if the level of the index is not available on a Valuation Date because of a market disruption event or for any other reason, the market value of, and return on, the warrants may be adversely affected.
We Have No Affiliation with Any Index Sponsor and Will Not Be Responsible for Any Actions Taken by an Index Sponsor.
Unless otherwise specified in the applicable pricing supplement, no index sponsor is an affiliate of ours or will be involved in any offerings of the warrants in any way. Consequently, we have no control of the actions of any index sponsor, including any actions of the type that would require the Calculation Agent to adjust the Cash Settlement Amount. No index sponsor has any obligation of any sort with respect to the warrants. Thus, no index sponsor has any obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the warrants. None of our proceeds from any issuance of the warrants will be delivered to any index sponsor, except to the extent that we are required to pay an index sponsor licensing fees with respect to an index included in the Reference Asset.
Exchange Rate Movements May Adversely Affect the Value of, and Return on, the Warrants.
Because the Reference Asset Constituents may be traded in currencies other than U.S. dollars, and the warrants may be denominated in U.S. dollars, the Cash Settlement Amount, if any, may be exposed to fluctuations in the exchange rate between the U.S. dollar and each of the currencies in which those securities are denominated. These changes in exchange rates may reflect changes in various non‑U.S. economies that in turn may affect the Cash Settlement Amount on the warrants. An investor’s net exposure will depend on the extent to which the currencies in which the relevant securities are denominated either strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the U.S. dollar strengthens (or, in the case of put warrants, weakens) against the currencies in which the relevant Reference Asset Constituents are denominated, the value of those Reference Asset Constituents may be adversely affected and the level of the Reference Asset may be adversely affected as well. In turn, the Cash Settlement Amount, if any, may be adversely affected.
We Do Not Control Any Company Included in a Reference Asset and Are Not Responsible for Any Disclosure Made by Any Other Company.
Neither we nor any of our affiliates have the ability to control the actions of any of the companies included in a Reference Asset, nor do we assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that Reference Asset. You should make your own investigation into the companies represented by the applicable Reference Asset.
Additional Risks Relating to ADRs
The Value of the Reference Asset May Not Accurately Track the Value of the Common Shares of the Applicable Company.
If a Reference Equity is an ADR, each share of the ADR will represent shares of the Reference Equity Issuer. The trading patterns of the ADRs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADRs may not completely track the value of those shares. Trading volume and pricing on the applicable non‑U.S. exchange may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the underlying common shares.
Adverse Trading Conditions in the Applicable Non‑U.S. Market May Negatively Affect the Value of the Underlying Stock and the Value of, and Return on, the Warrants.
Holders of ADRs may usually surrender the ADRs in order to receive and trade the underlying common shares. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the underlying stock to more closely correspond with the values of the common shares in the applicable non‑U.S. markets. As a result, a market outside of the U.S. for the underlying common shares that is not liquid may also result in an illiquid market for the ADRs. Adverse trading conditions like these may adversely affect the market value of, and return on, the warrants.
Delisting of a Reference Asset That Is an ADR or a Change in Law Event May Adversely Affect the Value of, and Return on, the Warrants.
If a Reference Equity that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”) or included on an eligible interdealer quotation system, or if the ADR facility between the Reference Asset Issuer and the ADR depositary is terminated for any reason, or if a change in law event has occurred, then the applicable Reference Asset will either be deemed to be the Reference Asset Issuer’s common equity securities rather than the ADRs or a Successor Equity Security (as defined elsewhere herein), and the Calculation Agent will determine the price of that Reference Asset by reference to those common shares or Successor Equity Security, as described below under “General Terms of the Warrants — Delisting of ADRs or Termination of, or Change in Law Event Affecting, an ADR Facility.” The occurrence of such an event may adversely affect the market value of, and return on, the warrants.
Additional Risks Relating to ETFs
Changes that Affect a Target Index of an ETF May Adversely Affect the Market Value of, and Return on, the Warrants.
An ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “target index”). The policies of a sponsor of the target index (the

“target index sponsor”) for an ETF concerning the calculation of that index, additions, deletions or substitutions of the components of that index and the manner in which changes affecting those components, such as stock dividends, reorganizations or mergers, may be reflected in the target index and, therefore, could affect whether the warrants are exercised, and, if so, the Cash Settlement Amount, and the market value of the warrants prior to expiration. Such determinations and values could also be affected if the target index sponsor changes these policies, for example, by changing the manner in which it calculates the target index. If a change in law event occurs and the index sponsor does not take actions to comply with such law(s) the Reference Asset Publisher may take actions to comply with such law(s) and any such actions could cause the performance of the ETF to differ, perhaps materially and adversely, from the performance of the target index.
The Respective Sponsor, Publisher, or Investment Advisor of an ETF or a Target Index (Each, a “Reference Asset Publisher”) May Adjust the ETF or the Target Index in a Way that Affects Its Value, And They Have No Obligation To Consider Your Interests.
A Reference Asset Publisher can change the investment policies of the applicable ETF or the policies concerning the calculation of the applicable ETF’s net asset value, or add, delete, or substitute the Reference Asset Constituents or the components included in a target index, as the case may be, or make other methodological changes that could change the value of that ETF or target index. Additionally, a Reference Asset Publisher may alter, discontinue, or suspend calculation or dissemination of the price of its ETF, the net asset value of its ETF, or the level of its target index, as the case may be. Any of these actions could adversely affect the value of your warrants. See “General Terms of the Warrants — Delisting, Discontinuance of or Material Change to, or Change in Law Event Affecting, an ETF”. The Reference Asset Publishers will have no obligation to consider your interests in calculating or revising any ETF or target index.
There Are Liquidity and Management Risks Associated with an ETF.
Although shares of an ETF will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Reference Asset or that there will be liquidity in that trading market.
An ETF is subject to management risk, which is the risk that the investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.
The Performance of an ETF and the Performance of the Target Index May Vary.
The performance of an ETF and that of its target index generally will vary due to transaction costs, certain corporate actions and timing variances. If an ETF maintains a “representative sampling” strategy as to a target index, the performance of the ETF Asset will differ to some degree from that of the target index.
In addition, because the shares of an ETF are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of an ETF may differ from its net asset value per share; shares of an ETF may trade at, above, or below their net asset value per share.
For the foregoing reasons, the performance of an ETF may not match the performance of the target index over the same period. Because of this variance, the return on the warrants to the extent dependent on the return of the Reference Asset may not be the same as that of a hypothetical direct investment (or in the case of put warrants, a hypothetical direct short position) in the ETF.
Risks Associated with the Applicable Target Index, or Reference Asset Constituents, May Adversely Affect the Price of that ETF and the Value of, and Return on, the Warrants.
ETFs are funds which may hold a variety of Reference Asset Constituents, and which performance may be designed to track the performance of a target index. While the warrants are linked to an ETF and not to its Reference Asset Constituents or target index, risks associated with its Reference Asset Constituents or target index may adversely affect the share price of that ETF and, therefore, the market value of, and return on, the warrants. Some of the risks that relate to a target index include those discussed below in relation to commodity‑based ETFs, which you should review before investing in the warrants.

Time Zone Differences Between the Cities Where the Reference Asset Constituents and the ETF Trade May Create Discrepancies in Trading Prices.
As a result of the time zone difference, if applicable, between the cities where the Reference Asset Constituents trade and where the shares of the ETF trade, there may be discrepancies between the values of the Reference Asset Constituents, the ETF and the market value of the warrants. In addition, there may be periods when the foreign securities or commodities markets are closed for trading (for example, during holidays in a country other than the U.S.) that may result in the values of the Reference Asset Constituents remaining unchanged for multiple trading days in the city where the shares of the ETF trade. Conversely, there may be periods in which the applicable foreign Reference Asset Constituents’ markets are open, but the securities market on which the ETF trades is closed.
Other Risk Factors Relating to the Applicable Reference Asset
You should review any additional risk factors with respect to the Reference Asset that may be included in the applicable pricing supplement prior to purchasing the warrants.
Risks Relating to Hedging Activities and Conflicts of Interest
There Are Potential Conflicts of Interest Between You and the Calculation Agent.
The Calculation Agent will, among other things, determine the Cash Settlement Amount on the warrants. Unless otherwise specified in the applicable pricing supplement, the Bank will serve as the Calculation Agent. We may appoint a different Calculation Agent after the Issue Date without notice to you. The Calculation Agent will exercise its judgment when performing its functions and may take into consideration the Bank’s ability to unwind any related hedges. Since this discretion by the Calculation Agent may affect any payment on the warrants, the Calculation Agent may have a conflict of interest if it needs to make any such decision. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Reference Asset has occurred and, with respect to a Reference Equity, make certain adjustments to such Reference Asset if certain events occur. This determination may, in turn, depend on the Calculation Agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the Calculation Agent will affect the Cash Settlement Amount on the warrants, the Calculation Agent may have a conflict of interest if it needs to make a determination of this kind. For additional information as to the Calculation Agent’s role, see “General Terms of the Warrants—Role of Calculation Agent”.
Trading and Business Activities by the Bank or its Affiliates May Adversely Affect the Market Value and the Cash Settlement Amount of the Warrants.
We and our affiliates may hedge our obligations under the warrants by purchasing the Reference Asset and/or any Reference Asset Constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets, and we may adjust these hedges by, among other things, purchasing or selling such instruments or assets at any time. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the warrants declines.
We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the Reference Asset or one or more Reference Asset Constituents.
These trading activities may present a conflict between the holders’ interest in the warrants and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the warrants.
We and our respective affiliates may, at present or in the future, engage in business with the issuer of a Reference Equity (the “Reference Equity Issuer”) or one or more issuers of the Reference Asset Constituents (the “Reference Asset Constituent Issuers”), as applicable, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our and our affiliates’ obligations, and your interests as a holder of the warrants. Moreover, we or our affiliates may have published, and in the future expect to publish, research reports with respect to the Reference Asset or one or more Reference Asset Constituents. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the warrants. Any of these activities by us or one or more of our affiliates may affect the level of the Reference Asset or the price of one or more Reference Asset Constituents and, therefore, the market value of, and any payment on, the warrants.
Risks Relating to Liquidity and Secondary Markets
There May Not Be an Active Trading Market for the Warrants—Sales in the Secondary Market May Result in Significant Losses.
There may be little or no secondary market for the warrants. The warrants will not be listed or displayed on any securities exchange or electronic communications network. TD Securities (USA) LLC and other affiliates of the Bank may make a market for the warrants; however, they are not required to do so. TD Securities (USA) LLC or any other affiliate of the Bank may stop any market‑making activities at any time. Even if a secondary market for the warrants develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your warrants in any secondary market could be substantial.
If you sell your warrants prior to expiration, you may have to do so at a substantial discount from your Premium on the warrants, and as a result, you may suffer substantial losses, regardless of the value of the applicable Reference Asset or Basket at such time.
The Market Value of Your Warrants May Be Influenced by Many Unpredictable Factors.
The following factors, which are beyond our control, may influence the market value of your warrants:
•	the level of the Reference Asset, including whether (and if so, the amount by which) the then-current level of the Reference Asset is above or below the Strike Level;
•	the volatility (i.e., the frequency and magnitude of changes) of the level of the Reference Asset;
•	the dividend rate on an equity security that is a Reference Asset or on the Reference Asset Constituents of an index or exchange-traded fund that is a Reference Asset;
•	for warrants with two or more Reference Assets, the correlation of such Reference Assets;
•
economic, financial, political, military, regulatory, legal, public health and other events that affect the applicable securities or commodities markets generally and the U.S. markets in particular, and which may affect the level of the Reference Asset;

•
if the Reference Asset includes one or more indices, or includes an exchange-traded fund that reflects the value of one or more indices, commodities or other assets, that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non‑U.S. markets (a “non‑U.S. Reference Asset”), changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non‑U.S. currency or currencies could have a negative impact on the payments due on your warrants and their market value;

•	interest and yield rates in the market;
•	our financial condition and creditworthiness; and
•	the time remaining to expiration of the warrants.
These and other factors may influence the market value of your warrants if you sell your warrants prior to expiration. If you sell your warrants prior to expiration, you may receive less than your Premium in the warrants.

The Inclusion in the Purchase Price of the Warrants of a Selling Concession and of the Cost of Hedging Our Market Risk under the Warrants is Likely to Adversely Affect the Market Value of the Warrants.
The price at which you purchase the warrants may include a selling concession (including a broker’s commission), as well as the costs that we (or one of our affiliates) may incur in the hedging of our market risk under the warrants. The hedging costs include the expected cost of undertaking this hedge, as well as the profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing the hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your warrants prior to expiration will likely be less than your original purchase price.
Risks Relating to General Credit Characteristics
The Warrants Are Not Standardized Options Issued by the Options Clearing Corporation.
The warrants are not standardized options of the type issued by the Options Clearing Corporation (the “OCC”), a clearing agency regulated by the SEC. The warrants are the Bank’s unsecured, unsubordinated obligations and will rank on a parity in right of payment with all of the Bank’s deposit liabilities, except for obligations preferred by mandatory provisions of law. Thus, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect from a clearing member’s failure, purchasers of warrants must look solely to the Bank for performance of its obligations to pay any Cash Settlement Amount of the warrants, as described further under “— An Investment in the Warrants Is Subject to Our Credit Risk, and Changes in Our Credit Ratings Are Expected to Affect the Market Value of the Warrants” herein. Further, the secondary market for the warrants, if any, will not be as liquid as the market for OCC standardized options and therefore, sales of the warrants prior to the Expiration Date might result in a price that is at a discount to the theoretical value of the warrants based on the then-prevailing level of the Reference Asset and other factors as discussed further under “— Risks Relating to Liquidity and Secondary Markets — The Market Value of Your Warrants May Be Influenced by Many Unpredictable Factors” herein.
An Investment in the Warrants Is Subject to Our Credit Risk, and Changes in Our Credit Ratings Are Expected to Affect the Market Value of the Warrants.
An investment in any of the warrants, which are the Bank’s unsecured, unsubordinated obligations, is subject to our credit risk. As a result, your receipt of any amount due on the warrants is dependent upon the Bank’s ability to repay its obligations as of each payment at that time. Accordingly, if the Bank becomes unable to meet its financial obligations as they become due, you may not receive any amounts due under the terms of the warrants. The existence of a trading market for, and the market value of, any of the warrants may be affected by market perceptions of our creditworthiness. If market perceptions of our creditworthiness were to decline for any reason, the market value of your warrants, and the availability of the trading markets generally, may be adversely affected. No assurance can be given as to what our financial condition will be at any time during the term of the warrants, or on the Cash Settlement Payment Date.
We Will Not Hold Any Reference Asset or Any Reference Asset Constituents for Your Benefit.
The warrant agreement and the terms governing your warrants do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey any Reference Asset or all or any portion of any Reference Asset Constituents that we or they may acquire. Neither we nor our affiliates will pledge or otherwise hold any assets for your benefit, including any Reference Asset or any Reference Asset Constituents. Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.
Risks Relating to Canadian and U.S. Federal Income Taxation
Significant Aspects of the Tax Treatment of the Warrants Are Uncertain.
For a discussion of certain material U.S. federal income tax consequences of owning the warrants, please see the section “Tax Consequences—United States Taxation” in this product supplement and any applicable tax consequences discussed in the applicable pricing supplement. You should consult your tax advisor about your own tax situation.

For a discussion of certain material Canadian federal income tax consequences of owning the warrants, please see the section “Tax Consequences—Canadian Taxation” in this product supplement and any applicable tax consequences discussed in the applicable pricing supplement. If you are not a Non-resident Holder (as that term is defined in “Tax Consequences – Canadian Taxation”) or if you acquire the warrants in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the warrants and receiving the payments that might be due under the warrants.
Non‑U.S. Holders May Be Subject to Certain Additional Risks.
Unless otherwise specified in the applicable pricing supplement, the warrants will be U.S. dollar-denominated. If you are a non‑U.S. holder who purchases the warrants with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or returns of your investment.
This product supplement contains a general description of certain U.S. tax considerations relating to the warrants. If the terms of the warrants differ from those specified herein, the applicable pricing supplement will describe the U.S. federal income tax consequences of such warrants, which may differ materially and adversely from those described herein. If you are a non‑U.S. holder, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the warrants and receiving the payments that may be due under the warrants.
Certain Considerations for Insurance Companies and Employee Benefit Plans
Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan subject to the U.S. Internal Revenue Code of 1986, as amended (the “Code”), including an IRA or a Keogh plan (or a governmental or other plan to which similar prohibitions apply), and that is considering purchasing the warrants with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the warrants could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition. For additional information, please see the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

GENERAL TERMS OF THE WARRANTS

Please note that in this section entitled “General Terms of the Warrants”, references to “holders” mean those who own warrants registered in their own names, on the books that we or the warrant agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the warrants should read the sections entitled “Forms of the Warrants” and “Ownership, Book-Entry Procedures and Settlement” in the accompanying prospectus.

In addition to the terms described on the front cover and in the “Summary” section of this product supplement, the following general terms will apply to your warrants, unless otherwise specified in the applicable pricing supplement. The applicable pricing supplement may have terms or features that differ from or supplement the terms described herein and may use different defined terms than those used herein to describe the warrants. If the terms described in the applicable pricing supplement and/or this product supplement are inconsistent with those described in this product supplement and/or in the accompanying prospectus, as applicable, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement; and last, the accompanying prospectus.
General
The warrants will be issued under the warrant agreement, dated as of June 17, 2020, between the Bank and The Bank of New York Mellon, as warrant agent (the “warrant agent”), and as further amended from time to time, which we refer to as the “warrant agreement”. The warrants constitute a single series issued under the warrant agreement. The warrant agreement is more fully described below in this section. Whenever we refer to specific provisions or defined terms in the warrant agreement, those provisions or defined terms are incorporated in this product supplement by reference. Capitalized terms which are not otherwise defined herein shall have the meanings given to them in the warrant agreement.
The warrants will be our unsecured, unsubordinated obligations and will rank on a parity in right of payment with all of our deposit liabilities, except for obligations preferred by mandatory provisions of law. The warrants will not constitute deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.
We will offer the warrants on a continuous basis through one or more agents listed in the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this product supplement or the applicable pricing supplement. The warrant agreement does not limit the aggregate amount of warrants that we may issue. We may, from time to time, without the consent of the holders of the warrants, provide for the issuance of additional series of warrants under the warrant agreement in addition to the warrants offered by this product supplement.
Unless otherwise specified in the applicable pricing supplement, each warrant will be issued as a book-entry security in fully registered form. Each warrant issued in book-entry form may be represented by a global security that we register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable pricing supplement, The Depository Trust Company, New York, New York, will be the depositary for all warrants in global form. Except as discussed in the accompanying prospectus under “Ownership, Book-Entry Procedures and Settlement”, owners of beneficial interests in book-entry securities will not be entitled to physical delivery of warrants in certificated form. We will make payments, if any, on the warrants through the warrant agent to the depositary for the warrants.
Specified Currency
Unless otherwise specified in the applicable pricing supplement, all payments on the warrants will be made in U.S. dollars (“$”).

No Listing
Unless otherwise specified in the applicable pricing supplement, your warrants will not be listed or displayed on any securities exchange, electronic communications network or interdealer market quotation system.
Other Terms
The following will apply to your warrants:
•	a Business Day for your warrants will have the meaning described under “—Special Calculation Provisions—Business Day” below; and
•	a trading day for your warrants will have the meaning described under “—Special Calculation Provisions—Trading Day” below.
Please note that the information about the issuance, Issue Date, Premium discounts or commissions and net proceeds to the Bank in the applicable pricing supplement relates only to the initial issuance and sale of your warrants. If you have purchased your warrants in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.
Type of Warrants
The type of your warrants will be specified in the applicable pricing supplement. In general, the warrants may be either:
•
Call Warrants: In the case of call warrants, there will be a Cash Settlement Amount at the Expiration Date only if the Final Level is greater than the Strike Level. If the Final Level is equal to or less than the Strike Level your call warrants will expire worthless and you will lose your Premium.

•
Put Warrants: In the case of put warrants, there will be a Cash Settlement Amount at the Expiration Date only if the Final Level is less than the Strike Level. If the Final Level is equal to or greater than the Strike Level your put warrants will expire worthless and you will lose your Premium.

Option Style
The option style of the warrants will be as specified in the applicable pricing supplement. In general:
•	European-Style: In the case of European-style warrants, you may exercise the warrants only on the Expiration Date.
•	American-Style: In the case of American-style warrants, you may exercise the warrants on or before the Expiration Date at the times and in the manner described in the applicable pricing supplement.
Strike Date
The Strike Date will be specified in the applicable pricing supplement. If the Calculation Agent determines that a market disruption event has occurred or is continuing on the Strike Date with respect to a Reference Asset, the Strike Date for will be postponed as described under “— Market Disruption Events” below. If the Strike Date is postponed, the Calculation Agent may adjust the Issue Date, Valuation Date(s) (including the Expiration Date) and Cash Settlement Payment Date to ensure that the stated term of the warrants remains the same.
Issue Date
The Issue Date will be specified in the applicable pricing supplement. If the Calculation Agent determines that a market disruption event has occurred or is continuing on the Strike Date with respect to a Reference Asset and postpones the Strike Date, the Calculation Agent may also adjust the Issue Date to maintain the same number of Business Days between the Strike Date, as postponed, and the Issue Date as originally existed.

Expiration Date; Valuation Date(s)
The Valuation Date, or if there is more than one Valuation Date, the final Valuation Date, will be the Expiration Date and will be specified in the applicable pricing supplement. If the Calculation Agent determines that a market disruption event has occurred or is continuing on the Expiration Date or on any other Valuation Date with respect to a Reference Asset, the affected date for will be postponed as described under “— Market Disruption Events” below. Unless otherwise specified in the applicable pricing supplement, if the Expiration Date or any other Valuation Date specified in the applicable pricing supplement occurs on a day that is not a trading day:
•	for warrants with a single Valuation Date, the Expiration Date will be the next following trading day, or
•	for warrants with more than one Valuation Date, such Valuation Date (including the Expiration Date) will be the next following “valid date”, as described under “— Market Disruption Events” below.
Cash Settlement Payment Date
The Cash Settlement Payment Date will be the date following the Expiration Date on which the warrants make payment of the Cash Settlement Amount, as specified in the applicable pricing supplement. If such date is not a Business Day, the Cash Settlement Payment Date will be the next following Business Day. If the Calculation Agent postpones the determination of the closing level on one or more Valuation Dates and therefore postpones the determination of the Final Level, the Calculation Agent may also adjust the Cash Settlement Payment Date to maintain the same number of Business Days between the last Valuation Date (which will be the Expiration Date) as postponed and the Cash Settlement Payment Date as originally existed.
Premium
The Premium will be the issue price of a warrant as specified in the applicable pricing supplement.
Minimum Investment
Unless otherwise specified in the applicable pricing supplement, the minimum number of warrants offered to an investor will be a number of warrants having an aggregate Premium of at least $10,000 and integral multiples of 1 warrant in excess thereof.
Notional Amount
As specified in the applicable pricing supplement.
Cash Settlement Amount; In-the-Money
On the Cash Settlement Payment Date the amount payable, if any, for each warrant you own will be based on the level of the Reference Asset relative to the Strike Level, all as specified in the applicable pricing supplement. In general, unless otherwise specified in the applicable pricing supplement, you will receive a cash payment per warrant equal to:
•	In the case of call warrants:
Notional Amount	×	Final Level – Strike Level
Initial Level
In the case of call warrants, if the Final Level is equal to or less than the Strike Level your call warrants will expire worthless and you will lose your Premium.
•	In the case of put warrants:
Notional Amount	×	Strike Level – Final Level
Initial Level

In the case of put warrants, if the Final Level is equal to or greater than the Strike Level your put warrants will expire worthless and you will lose your Premium.
In the case of all warrants, even if the warrants are In-the-Money, i.e. the Cash Settlement Amount is positive, if the Cash Settlement Amount is less than the Premium, then you will suffer a loss, and likely a significant loss, on your warrants.
Initial Level
The applicable pricing supplement will set forth the Initial Level, which will be the closing level of the Reference Asset on the Strike Date or as otherwise specified in the applicable pricing supplement.
Strike Level
The applicable pricing supplement will set forth the Strike Level, which will be a specified level of the Reference Asset.
Final Level
The Final Level will be the closing level of the Reference Asset on the Expiration Date (if there is one Valuation Date applicable to the warrants) or the arithmetic average of the closing levels of the Reference Asset on each of the Valuation Dates (if there is more than one Valuation Date applicable to the warrants), or as otherwise specified in the applicable pricing supplement.
Automatic Exercise if Warrants are In-the-Money
Unless otherwise specified in the applicable pricing supplement, the warrants will be automatically exercised on the Expiration Date without any further action by you if the warrants are In-the-Money.
Maximum Cash Settlement Amount
The maximum Cash Settlement Amount, if any, will be as specified in the applicable pricing supplement.
Knock-In Event
If the applicable pricing supplement specifies that a Knock-In Event is applicable to your warrants, then unless a Knock-In Event occurs no Cash Settlement Amount will be payable on your warrants.
Knock-Out Event
If the applicable pricing supplement specifies that a Knock-Out Event is applicable to your warrants, then if a Knock-Out Event occurs no Cash Settlement Amount will be payable on your warrants.
Determining the Level of the Reference Asset
Closing Level for a Reference Index
Unless otherwise specified in the applicable pricing supplement, the “closing level” of any Reference Index on any trading day means:
•	the closing level of such Reference Asset; or
•	if any Reference Asset is unavailable, any successor index or alternative calculation of such Reference Asset,

published following the regular official weekday close of the principal trading session of the primary exchange for its Reference Asset Constituents, each as determined by the Calculation Agent.
Closing Level for a Reference Equity
Unless otherwise specified in the applicable pricing supplement, the “closing level” for any Reference Equity on any trading day will equal the closing sale price or last reported sale price, regular way, (or, in the case of Nasdaq, the official closing price) for such Reference Equity, on a per-share or other unit basis:
•	on the principal national securities exchange on which that Reference Asset is listed for trading on that day, or
•
if that Reference Equity is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that Reference Equity Asset.

If that Reference Equity is not listed or traded as described above, then the closing level for that Reference Equity on any day will be the average, as determined by the Calculation Agent, of the bid prices for the Reference Equity obtained from as many dealers in that Reference Equity selected by the Calculation Agent as will make those bid prices available to the Calculation Agent. The number of dealers need not exceed three and may include the Calculation Agent or any of its or our affiliates.
Change in Law Event
If a change in law event occurs with respect to a Reference Asset then, on and after the change date (as defined below), the Calculation Agent may take the actions for such Reference Asset and/or make any other determinations in the manner described herein under “General Terms of the Warrants — Unavailability of the Level of, or Change in Law Event Affecting, a Reference Index; Modification to Method of Calculation”, “— Delisting or Suspension of Trading in, or Change in Law Event Affecting, an Equity Security”, “— Delisting of ADRs or Termination of, or Change in Law Event Affecting, an ADR Facility” or “— Delisting, Discontinuance of or Material Change to, or Change in Law Event Affecting, an ETF”, as applicable.
A “change in law event” will occur if, due to (A) the adoption of or any change in any applicable law, regulation or order (including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change, announcement or statement of the formal or informal interpretation by any court, tribunal, regulatory or executive authority with competent jurisdiction of any applicable law, regulation or order, the direct or indirect sale, purchase, beneficial ownership, holding, or transfer of, or any other transaction or other dealing related to, such Reference Asset (or in the case of a Reference Index or ETF, a Reference Asset Constituent) by any class of eligible potential purchasers of the warrants, TD or any affiliate is prohibited or, after giving effect to any applicable liquidation, unwind or cure period, will be prohibited (such applicable date, the “change date”).
Unavailability of the Level of, or Change in Law Event Affecting, a Reference Index; Modification to Method of Calculation
If the index sponsor discontinues publication of a Reference Asset or a change in law event occurs and the index sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the affected Reference Asset (such successor or substitute index being referred to in this section as a “successor index”), then any subsequent closing level will be determined by reference to the published level of that successor index at the regular weekday close of trading on the applicable trading day.
Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will provide written notice to the warrant agent of the selection, and the warrant agent will furnish written notice thereof, to the extent the warrant agent is required to under the warrant agreement, to each warrantholder, or in the case of global securities, the depositary, as holder of the global securities.

If a successor index is selected by the Calculation Agent, that successor index will be used as a substitute for the Reference Asset for all purposes, including for purposes of determining whether a market disruption event exists with respect to that index.
If any index sponsor discontinues publication of a Reference Asset prior to, and that discontinuance is continuing on, any trading day on which the level of such Reference Asset must be determined or a change in law event has occurred with respect to a reference asset and the Calculation Agent determines that no successor index is available at that time, then the Calculation Agent will determine the level of the Reference Asset for the relevant date in accordance with the formula for and method of calculating the index last in effect prior to the discontinuance, without rebalancing or substitution (except as it determines is necessary to account for the change in law event), using the closing level (or, if trading in the relevant underlying securities or Reference Asset Constituents have been materially suspended or materially limited, its estimate of the closing level that would have prevailed but for that suspension or limitation) at the close of the principal trading session of the relevant exchange on that date of each security or the Reference Asset Constituents most recently comprising the Reference Asset. Notwithstanding these alternative arrangements, any such event may adversely affect the market value of, and return on, your warrants.
If the Calculation Agent determines that at any time the method of calculating the closing level of a Reference Asset or a successor index is changed in a material respect, or if such index is in any other way modified so that such index does not fairly represent the level of such index had those changes or modifications not been made, then, from and after that time, the Calculation Agent will make such calculations and adjustments as may be necessary in order to arrive at a level of such index as if those changes or modifications had not been made (irrespective of whether such changes or modifications were already permitted pursuant to the applicable Reference Asset’s methodology). Accordingly, if the method of calculating such index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust the index in order to arrive at a value of that index as if it had not been modified (e.g., as if such split had not occurred).
If, following the occurrence of any such event, the Calculation Agent determines that no successor index or alternative method of calculation would be comparable to the original index, then the Calculation Agent will deem the closing level of the original index (or affected index constituents) on the trading day immediately prior to the date of such event to be its closing level on each remaining trading day to, and including, any valuation date and will calculate the applicable level of the index giving effect to such deemed level(s).
Notwithstanding these alternative arrangements, discontinuance of the publication of an index comprising part of the Reference Asset may adversely affect the market value and the Cash Settlement Amount of your warrants.
Adjustments Relating to Warrants Linked to a Basket of Indices
If the Calculation Agent substitutes a successor index, or otherwise affects or modifies a Basket Component, then the Calculation Agent will make those calculations and adjustments as, in the judgment of the Calculation Agent, may be necessary in order to arrive at a basket comparable to the original Basket (including without limitation changing the percentage weights of the Basket Components), as if those changes or modifications had not been made, and will calculate the payments on the warrants with reference to that Basket or the successor basket (as described below), as adjusted.
In this event, the Calculation Agent will provide written notice to the warrant agent of these calculations and adjustments, and the warrant agent will furnish written notice thereof, to the extent the warrant agent is required to under the warrant agreement, to each warrantholder, or in the case of global securities, the depositary, as holder of the global securities.
In the event of the adjustment described above, the newly composed Basket is referred to in this section as the “successor basket” and will be used as a substitute for the original Basket for all purposes.
If the Calculation Agent determines that the available successor basket or basket components as described above do not fairly represent the value of the original Basket or original Basket Components, as the case may be, then the Calculation Agent will determine the level of the applicable Basket Components or the Basket level for any applicable trading day as described above.
Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchanges or markets in any Basket Component may adversely affect the market value and the Cash Settlement Amount of the warrants.
Delisting or Suspension of Trading in, or Change in Law Event Affecting, an Equity Security
If a Reference Asset that is an equity security is delisted or trading of the Reference Asset is suspended on the primary exchange for such Reference Asset, and such Reference Asset is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act, as determined by the Calculation Agent (a “successor exchange”), then such Reference Asset will continue to be deemed the Reference Asset. If the Reference Asset is not initially listed on a major U.S. securities exchange registered under the Exchange Act as determined by the Calculation Agent, the applicable pricing supplement will specify the applicable definition of a “successor exchange”.
If (i) a Reference Asset that is an equity security is delisted or trading of such Reference Asset is suspended on the primary exchange for such Reference Asset, and such Reference Asset is not immediately re-listed or approved for trading on a successor exchange or (ii) a change in law event has occurred with respect to such a Reference Asset, then the Calculation Agent may select a successor equity security. A “successor equity security” will be an equity security or ADR that the Calculation Agent determines (i) satisfies all regulatory standards applicable to equity-linked notes or equity-linked warrants at the time of such selection, (ii) is not subject to a hedging restriction or any other legal or regulatory restriction prohibiting directly or indirectly, the investment in, or the sale, purchase, beneficial ownership, holding or transfer of, or any other transaction or other dealing related to, such Reference Asset by us, an affiliate or any class of eligible potential purchasers of the warrants and, (iii) is the most comparable to the affected Reference Asset, based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield. A company is subject to a “hedging restriction” if the Bank or any of its affiliates is subject to a trading restriction under its trading restriction policies that would materially limit the ability of the Bank or any of its affiliates to hedge the warrants with respect to such successor equity security.
If, following such an event, the Calculation Agent determines that no successor equity security comparable to the applicable Reference Asset exists, then the Calculation Agent will deem the closing level of the applicable Reference Asset on the trading day immediately prior to its delisting or suspension to be the closing level of the applicable Reference Asset on each remaining trading day to, and including, the Valuation Dates or the Expiration Date, as applicable.
Notwithstanding these alternative arrangements, any delisting or suspension of trading in an equity security or a change in law event may adversely affect the market value and the Cash Settlement Amount of the warrants.
Delisting of ADRs or Termination of, or Change in Law Event Affecting, an ADR Facility
If (i) a Reference Asset that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included on an eligible interdealer quotation system, (ii) the ADR facility between the Reference Equity Issuer and the ADR depositary is terminated for any reason or (iii) a change in law event has occurred with respect to a Reference Asset that is an ADR, then, on and after the date that the Reference Asset is no longer so listed or admitted to trading or the date of such termination or the change date, as applicable (the “termination date”), the Calculation Agent will either deem the common shares of the Reference Equity Issuer to be the Reference Asset or select a successor equity security and, in either case, the Calculation Agent will thereafter make all determinations for the applicable warrants with respect to such successor Reference Asset. Under such circumstances, the Calculation Agent may modify any terms of the warrants as it deems necessary to ensure an equitable result. On and after the applicable date, for all purposes, including the determination of the Final Level, the closing level of the Reference Equity Issuer’s common shares or the successor equity security (if applicable) on their primary exchange will be converted to U.S. dollars using such exchange rate as described under “— Anti-Dilution Adjustments for a Reference Equity — Non-U.S. Distribution Property” below.

If, following such an event, the Calculation Agent determines that it is unable to reference the underlying common shares (whether due to a change in law event or otherwise) and no successor equity security comparable to the applicable Reference Asset exists, then the Calculation Agent will deem the closing price of the applicable Reference Asset on the trading day immediately prior to its delisting, suspension or termination of the ADR facility or the change date to be the closing price of the applicable Reference Asset on each remaining trading day to, and including, the Valuation Dates or the Final Valuation Date, as applicable.
Notwithstanding these alternative arrangements, any delisting of an ADR or termination of an ADR facility or a change in law event may adversely affect the market value and the Cash Settlement Amount of the warrants.
Delisting, Discontinuance of or Material Change to, or Change in Law Event Affecting, an ETF
If a Reference Asset that is an ETF is de‑listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated and is not immediately re-listed or approved for trading on a successor exchange, or a change in law event occurs with respect to an ETF or its Reference Asset Constituents (and neither the Reference Asset Publisher or target index sponsor of its target index makes any adjustment(s) to give effect to such change in law), the Calculation Agent will substitute an ETF that it determines is comparable to the discontinued ETF (such substitute ETF being referred to herein as a “successor ETF”).
If a Reference Asset that is an ETF (or a successor ETF) is de‑listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated and the Calculation Agent determines that no successor ETF is available, then the Calculation Agent may determine the closing level of the original ETF by reference to a basket comprised of (i) the constituents of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the constituents of the original ETF, in each case as determined by the Calculation Agent (a “replacement basket”). In selecting a replacement basket, the Calculation Agent will not select any securities that are subject to a hedging restriction (as described above) or any other legal or regulatory restriction prohibiting directly or indirectly, the investment in, or the sale, purchase, beneficial ownership, holding or transfer of, or any other transaction or other delating related to such asset by us, an affiliate or any class of eligible potential purchasers of the warrants.
If a successor ETF or replacement basket is selected, that successor ETF or replacement basket, as applicable, will be deemed the Reference Asset for all purposes of the warrants and the Calculation Agent will adjust the Initial Level, the Strike Level and/or and any other terms of the warrants (the “Applicable Level”) and thereafter will determine the Cash Settlement Amount by reference to such applicable successor ETF or replacement basket. If the replacement basket includes any equity or other security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the applicable replacement basket component on any trading day will be converted to U.S. dollars using the applicable exchange rate as described under “— Anti-Dilution Adjustments for a Reference Equity — Non-U.S. Distribution Property” below.
If at any time:
•
a target index for an ETF (or a successor ETF) is discontinued or ceases to be published or a change in law event occurs and (i) the target index sponsor or another entity does not publish a successor or substitute target index that the Calculation Agent determines to be comparable to the target index (a “successor target index”) or (ii) the issuer of the ETF does not announce that the ETF will track the successor target index; or

•
an ETF (or a successor ETF) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of the ETF, or a material change to the related target index) so that the ETF does not, in the opinion of the Calculation Agent, fairly represent the price per share of that ETF (or that successor ETF) had those changes or modifications not been made;

then, from and after that time, the Calculation Agent will make those calculations and adjustments that may be necessary in order to arrive at a closing level of that ETF (or that successor ETF) as if those changes or modifications had not been made. The Calculation Agent also may determine that no adjustment is required.

If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent will deem the closing level of the original ETF (or successor ETF) on the trading day immediately prior to its delisting or suspension to be the closing level of the original ETF on each remaining trading day to, and including, the Valuation Date(s) (including the Expiration Date).
Notwithstanding these alternative arrangements, any modification or discontinuance of the ETF or the related target index may adversely affect the market value and the Cash Settlement Amount of the warrants.
Adjustments Relating to Warrants Linked to a Basket of Equity Securities or ETFs
If a Basket Component is discontinued or materially changed as described above and the Calculation Agent substitutes a successor ETF or successor equity security, or otherwise affects or modifies a Basket Component, then the Calculation Agent will make those calculations and adjustments as described above and as may be necessary in order to arrive at a basket comparable to the original Basket (including without limitation changing the percentage weights of the Basket Components) as if those changes or modifications had not been made, and will calculate the payments on the warrants with reference to that basket or the successor basket (as described below), as adjusted (the “successor basket”).
In this event, the Calculation Agent will provide written notice to the warrant agent of these calculations and adjustments, and the warrant agent will furnish written notice thereof, to the extent the warrant agent is required to under the warrant agreement, to each warrantholder, or in the case of global securities, the depositary, as holder of the global securities.
If the Calculation Agent determines that the available successor basket or basket components as described above do not fairly represent the value of the original Basket or Basket Components, as the case may be, then the Calculation Agent will determine the price of the applicable Basket Components or the Basket level for any Valuation Date as described above.
Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchanges or markets in or material change to any Basket Component may adversely affect the market value and the Cash Settlement Amount of the warrants.
Market Disruption Events
Market Disruption Events for Warrants with a Single Valuation Date
If the Final Level will be determined on a single Valuation Date, which will be the Expiration Date, and a market disruption event occurs or is continuing on that date with respect to a Reference Asset, the Final Level of the affected Reference Asset will equal its closing level on the first trading day following the Expiration Date on which the Calculation Agent determines that a market disruption event has not occurred and is not continuing with respect to such Reference Asset. If a market disruption event occurs or is continuing on each trading day to and including the eighth trading day following the Expiration Date, that day will nevertheless be the Expiration Date and the Calculation Agent will estimate the Final Level that would have prevailed in the absence of the market disruption event. If the Expiration Date is postponed due to a market disruption event, the Calculation Agent will also postpone the Cash Settlement Payment Date to maintain the same number of Business Days between the Expiration Date, as postponed, and the Cash Settlement Payment Date as originally existed.
Market Disruption Events for Warrants with More Than One Valuation Date
If the Final Level will be determined over more than one Valuation Date as the arithmetic average of the closing levels of the Reference Asset on each of the Valuation Dates, and a market disruption event occurs or is continuing with respect to a Reference Asset on any scheduled Valuation Date (including the Expiration Date, which will be the final Valuation Date), the closing level of the affected Reference Asset for that Valuation Date will equal its closing level on the first trading day on which a market disruption event has not occurred, is not continuing and which is not otherwise scheduled to be a Valuation Date (a “valid date”). If the first succeeding valid date in respect of the affected Reference Asset has not occurred as of the close of trading on the eighth trading day immediately following the original date that, but for the occurrence of another Valuation Date or market disruption event, would have been the Valuation Date, then (1) that eighth trading day will be deemed to be the Valuation Date (irrespective of whether that eighth trading day is already a Valuation Date), and (2) the Calculation Agent will determine the closing level on such day as specified above. If the Calculation Agent postpones the determination of a closing level on a Valuation Date and therefore postpones the determination of the Final Level, the Calculation Agent may also adjust the Cash Settlement Payment Date to maintain the same number of Business Days between the last Valuation Date, as postponed, and the Cash Settlement Payment Date as originally existed.
Market Disruption Events on the Strike Date
The Calculation Agent may also postpone the determination of the Initial Level of the Reference Asset on the Strike Date if it determines that a market disruption event has occurred or is continuing with respect to a Reference Asset on that date. If the Strike Date is postponed, the Calculation Agent may adjust the Issue Date, Valuation Date(s) (including the Expiration Date) and Cash Settlement Payment Date to ensure that the stated term of the warrants remains the same.
Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the Calculation Agent may waive its right to postpone the Strike Date or the Valuation Date(s) (including the Expiration Date), if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing level of the affected Reference Asset on such date.
“Market Disruption Events” With Respect to a Reference Index
A “market disruption event” with respect to a Reference Asset Index means one or more of the following events, as determined by the Calculation Agent:
A.
the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one‑half hour period preceding the close of trading, on the primary exchange where the Reference Asset Constituents trade (without taking into account any extended or after‑hours trading session), in 20% or more of the Reference Asset Constituents which then comprise the Reference Asset;

B.
the suspension of or material limitation on trading on the primary exchange that trades options contracts or futures contracts related to the Reference Asset or to 20% or more of the Reference Asset Constituents (without taking into account any extended or after‑hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in such options contracts; or

C.
any other event that the calculation agent determines materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the warrants that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" or (2) effect trading in the Reference Asset Constituents or instruments linked to a Reference Asset generally.

For the purpose of determining whether a market disruption event has occurred with respect to a Reference Asset Index:
1.
a limitation on the hours in a trading day and/or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange;

2.
a decision to permanently discontinue trading in the relevant futures or options contracts related to the Reference Asset or Reference Asset Constituents, or related to any successor index or its constituents, will not constitute a market disruption event;

3.
a suspension in trading in a futures or options contract on the Reference Asset or Reference Asset Constituents, or related to any successor index or its constituents, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts (and the 20% threshold set forth above is met) will constitute a suspension of or material limitation on trading in such futures or options contracts;

4.	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and
5.
if applicable to indices with component securities listed on the New York Stock Exchange (“NYSE”), for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the Calculation Agent, will be considered “material”.

“Market Disruption Events” With Respect to a Reference Equity
A “market disruption event” with respect to a Reference Equity means one or more of the following events, as determined by the Calculation Agent:
A.
with respect to a Reference Equity, the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one‑half hour period preceding the close of trading, of the shares of such Reference Equity Asset (or the successor Reference Equity, as defined below) on the primary exchange where such shares trade (without taking into account any extended or after‑hours trading session);

B.
the suspension of or material limitation on trading in options or futures contracts relating to (i) the shares of a Reference Equity (or successor Reference Equity, without taking into account any extended or after‑hours trading session) or, (ii) with respect to a Reference Equity that is an ETF, 20% or more of its Reference Asset Constituents or the constituents of its target index (or any successor target index, as defined below), or its target index, in each case, on the primary exchange that trades such options or futures contracts;

C.
with respect to a Reference Equity that is an ETF, the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one‑half hour period preceding the close of trading, on the primary exchange(s) where the Reference Asset Constituents or constituents of its target index (or the successor target index, as defined below) trade (without taking into account any extended or after‑hours trading session), in 20% or more of the Reference Asset Constituents or constituents which then comprise the target index or any successor target index; or

D.
any other event that the Calculation Agent determines materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the warrants that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" or (2) effect trading in any Reference Equity generally.

For the purpose of determining whether a market disruption event has occurred with respect to a Reference Equity:
1.
a limitation on the hours in a trading day and/or number of days of trading resulting from (a) an announced change in the regular business hours of the relevant exchange or (b) a decision to permanently discontinue trading in the shares of the Reference Equity Asset (or successor Reference Equity), the relevant options or futures contracts relating to such shares or, if applicable, the relevant target index (or any successor target index), will not constitute a market disruption event;

2.
a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to a Reference Equity or, with respect to a Reference Equity that is an ETF, to (x) its target index (or any successor target index), or (y) its Reference Asset Constituents (and the 20% threshold set forth above is met) by a major securities market for those contracts by reason of any of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Reference Equity, provided that a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances;
3.
for the purpose of paragraphs (A) and (C) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self‑regulatory organization or the SEC of similar scope as determined by the Calculation Agent, will be considered “material”; and

4.	a market disruption event for a particular offering of the warrants will not necessarily be a market disruption event for any other offering of the warrants.
Anti‑Dilution Adjustments for a Reference Equity
The Applicable Level for a Reference Equity may be adjusted by the Calculation Agent if any of the dilution events described below occurs with respect to such Reference Equity after the applicable Strike Date.
The Calculation Agent will adjust the Applicable Level for the affected Reference Equity as described below, but only if an event below under this section occurs with respect to such Reference Equity and the relevant event occurs during the period described under the applicable subsection. The Applicable Level for the affected Reference Equity may each be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the Reference Equity.
No such adjustments will be required unless such adjustments would result in a change of at least 0.1% to the Applicable Level.
If an offering of the warrants is linked to a Basket and an adjustment is required for a Basket Component, then the required adjustment will be made with respect to that Basket Component, as if it alone were the Reference Asset and no adjustment will be made with respect to the other unaffected Basket Components. The Calculation Agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of a Basket Component, if applicable, in the event of a consolidation or merger of the applicable issuer of such Basket Component with another entity.
If more than one anti‑dilution event requiring adjustment occurs with respect to the Applicable Level for the affected Reference Equity, the Calculation Agent will adjust that Applicable Level for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Therefore, having adjusted the Applicable Level for the first event, the Calculation Agent will adjust the Applicable Level for the second event, applying the required adjustment to the Applicable Level as already adjusted for the first event, and so on for each event for the affected Reference Equity.
If an event requiring an anti‑dilution adjustment occurs, the Calculation Agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to the affected warrants, that results solely from that event. Accordingly, the Calculation Agent may modify or make adjustments that differ from the anti‑dilution adjustments discussed herein and in the applicable pricing supplement as necessary to ensure an equitable result.
Share Splits and Share Dividends
A share split is an increase in the number of a corporation’s outstanding shares without any change in its shareholders’ equity. When a corporation pays a share dividend, it issues additional shares of its stock to all holders of its outstanding shares in proportion to the shares they own. Each outstanding share will be worth less as a result of a share split or share dividend.

If a Reference Equity is subject to a share split or receives a share dividend, then the Calculation Agent will adjust the Applicable Level by dividing the prior Applicable Level before the share split or share dividend — by the number equal to: (1) the number of shares of such Reference Equity outstanding immediately after the share split or share dividend becomes effective; divided by (2) the number of shares of such Reference Equity outstanding immediately before the share split or share dividend becomes effective. The Applicable Level will not be adjusted, however, unless:
•
in the case of a share split, the first day on which the affected Reference Equity trades without the right to receive the share split occurs after the Strike Date and on or before the applicable Valuation Date; or

•	in the case of a share dividend, the ex‑dividend date occurs after the Strike Date and on or before the applicable Valuation Date.
The ex‑dividend date for any dividend or other distribution with respect to the affected Reference Equity is the first day on which such Reference Asset trades without the right to receive that dividend or other distribution.
Reverse Share Splits
A reverse share split is a decrease in the number of a corporation’s outstanding shares without any change in its shareholders’ equity. Each outstanding share will be worth more as a result of a reverse share split.
If a Reference Equity is subject to a reverse share split, then the Calculation Agent will adjust the Applicable Level by multiplying the prior Applicable Level of such Reference Equity by a number equal to: (1) the number of shares of the Reference Equity outstanding immediately before the reverse share split becomes effective; divided by (2) the number of shares of the Reference Equity outstanding immediately after the reverse share split becomes effective. Unless otherwise specified in the applicable pricing supplement, the Applicable Level will not be adjusted, however, unless the reverse share split becomes effective after the Strike Date and on or before the applicable Valuation Date.
Extraordinary Dividends
A distribution or dividend on a Reference Equity will be deemed to be an extraordinary dividend if the Calculation Agent determines that its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, by an amount equal to at least 10% of the closing level of such Reference Equity (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day before the ex-dividend date, unless otherwise specified in the applicable pricing supplement. The Calculation Agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.
If any extraordinary dividend occurs with respect to a Reference Equity, the Calculation Agent will adjust the Applicable Level of such Reference Equity to equal the product of: (1) the prior Applicable Level times (2) a fraction, the numerator of which is the amount by which the closing level of such Reference Equity on the trading day before the ex‑dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing level of such Reference Equity on the trading day before the ex‑dividend date. The Applicable Level will not be adjusted, however, unless the ex‑dividend date occurs after the Strike Date and on or before the applicable Valuation Date.
The extraordinary dividend amount with respect to an extraordinary dividend for the Reference Asset equals:
•
for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Reference Equity minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Reference Equity; or

•	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.
To the extent an extraordinary dividend is not paid in cash, the value of the non‑cash component will be determined by the Calculation Agent. A distribution on the Reference Equity that is a share dividend, an issuance of transferable rights or warrants or a spin‑off event and also an extraordinary dividend will result in an adjustment to the Applicable Level only as described under “— Share Splits and Share Dividends” above, “—Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.
Transferable Rights and Warrants
If a Reference Equity Issuer issues transferable rights or warrants to all holders of such Reference Equity to subscribe for or purchase such Reference Equity at an exercise price per share that is less than the closing level of such Reference Equity on the trading day before the ex‑dividend date for the issuance, then the Calculation Agent may adjust the Applicable Level of such Reference Equity as the Calculation Agent determines appropriate to account for the economic effect of such issuance, and may reference, without limitation, any adjustment(s) to options contracts on the affected Reference Equity in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange.
The Applicable Level will not be adjusted for such affected Reference Equity Asset, however, unless the ex‑dividend date described above occurs after the Strike Date and on or before the applicable Valuation Date.
Reorganization Events
If a Reference Equity Issuer undergoes a reorganization event in which property other than the Reference Asset—e.g., cash and securities of another issuer (“distribution property”)—is distributed in respect of such Reference Equity, then such distribution property will be deemed to be the Reference Equity and, for purposes of calculating the level of such Reference Equity Asset, the Calculation Agent will determine the value of such distribution property distributed in respect of one share of such Reference Equity.
If the Calculation Agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved, then the Calculation Agent will substitute another share for that Reference Equity as described herein.
Notwithstanding the foregoing, if (i) a reorganization event occurs with respect to a Reference Equity and the relevant distribution property consists solely of cash (a “share-for-cash event”), (ii) a Reference Equity Issuer or any successor entity becomes subject to a merger or consolidation with the Bank or any of its affiliates (an “issuer merger event”) or (iii) a reorganization event occurs with respect to a Reference Equity and the relevant distribution property, in whole or in part, does not satisfy clauses (i) and (ii) of the definition of successor equity security, then, the Calculation Agent may select a successor equity security (as defined under “— Delisting or Suspension of Trading in, or Change in Law Event Affecting, an Equity Security”) to replace such Reference Equity that is affected by any such event (the “original Reference Equity”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such share-for-cash event or issuer merger event, as applicable. The successor equity security will be deemed to be the relevant Reference Equity and the Calculation Agent will make any required adjustment to the Applicable Level of the warrants and thereafter will determine the Cash Settlement Amount by reference to the successor equity security and such adjusted terms. If the successor equity security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the successor equity security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.
Upon the occurrence of a share-for-cash event or an issuer merger event, if the Calculation Agent determines that no successor equity security comparable to the original Reference Equity exists, then the Calculation Agent will deem the closing level of the original Reference Equity on the trading day immediately prior to the announcement date of the share-for-cash event or issuer merger event, as applicable, to be the closing level of the Reference Equity on each remaining trading day to, and including, the Valuation Date(s) (including the Expiration Date).

Each of the following is a reorganization event with respect to the Reference Equity:
•	the Reference Equity is reclassified or changed;
•
the Reference Equity Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but substantially all the outstanding shares are exchanged for or converted into other property;

•	a statutory share exchange involving the outstanding shares and the securities of another entity occurs, other than as part of an event described in the two bullet points above;
•	the Reference Equity Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;
•
the Reference Equity Issuer effects a spin‑off—that is, issues to all holders of the Reference Equity equity securities of another issuer, other than as part of an event described in the four bullet points above;

•	the Reference Equity Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or
•	another entity completes a tender or exchange offer for all or substantially all of the outstanding shares of the Reference Equity Issuer.
Valuation of Distribution Property
If a reorganization event occurs with respect to a Reference Equity and the Calculation Agent does not substitute another share for such Reference Equity as described herein, then the Calculation Agent will determine the closing level of the affected Reference Equity by reference to the distribution property (as discussed below). The Calculation Agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin‑off, unless the ex‑dividend date for the spin‑off occurs) after the Strike Date and on or before the applicable Valuation Date.
For the purpose of making a determination required by a reorganization event, the Calculation Agent will determine the value of each type of distribution property. For any distribution property consisting of a security, the Calculation Agent will use the closing level for the security on the relevant date. The Calculation Agent may value other types of property in any manner it determines to be appropriate. If a holder of the affected Reference Asset may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the Calculation Agent.
If the distribution property consists of a security, the Calculation Agent will make further adjustments to the distribution property for later events that affect such security in determining the closing level. The Calculation Agent will do so to the same extent that it would make determinations if the affected security were the original Reference Equity and were affected by the same kinds of events.
For example, if the Reference Equity Issuer merges into another company and each share of the Reference Equity is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on each Valuation Date the closing level of a share of the Reference Asset will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash. The Calculation Agent will further determine the common share component of such closing level to reflect any later share split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this “— Anti‑Dilution Adjustments for a Reference Equity” section or as described above in “—

Reorganization Events” as if the common shares were the Reference Asset. In that event, the cash component will not be redetermined but will continue to be a component of the closing level.
When we refer to distribution property, we mean the cash, securities and other property distributed in a reorganization event in respect of the affected Reference Equity or in respect of whatever securities whose value determines the closing level on a Valuation Date if any adjustment resulting from a reorganization event has been made in respect of a prior event. In the case of a spin‑off, the distribution property also includes the Reference Equity in respect of which the distribution is made.
In this document, when we refer to a Reference Equity, we mean any distribution property that is distributed in a reorganization event in respect of the affected Reference Equity. Similarly, when we refer to a Reference Equity Issuer, we also mean any successor entity in a reorganization event.
Non-U.S. Distribution Property
If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of the distribution property (which may be affected by the closing level of the non-U.S. securities) on the Valuation Date(s) (including the Expiration Date), the Calculation Agent will convert the closing level of such non-U.S. securities as of the relevant date of determination into U.S. dollars using the then-applicable exchange rate as it determines, unless otherwise specified in the applicable pricing supplement.
Adjustments Relating to ADRs
The Reference Equity may consist of ADRs of the Reference Equity Issuer. Before making any adjustment to a Reference Equity that is an ADR, the Calculation Agent will consider whether (1) the holders of the ADR are eligible to participate in the event otherwise requiring adjustment and (2) whether the Reference Equity Issuer or depositary for the ADR has adjusted the number of common shares of the Reference Equity Issuer represented by each share of the ADR so that the market price of the ADR would not be affected by the event in question. For example, if a spin‑off occurs and the ADR represents both the spun‑off security as well as the existing ADR, the Calculation Agent may determine not to effect the anti‑dilution adjustments set forth in this section. If the Calculation Agent determines that the holders of the ADR are eligible to participate and the Reference Equity Issuer or depositary have not made an adjustment , or such adjustment does not accurately account for such event, then the Calculation Agent will adjust the Applicable Level in a manner consistent with this “— Anti‑Dilution Adjustments for a Reference Equity” section.
If the Reference Equity Issuer or the depository for the ADRs, in the absence of any of the events described in this section, elects to adjust the number of common shares of the Reference Equity Issuer represented by each share of the ADR, then the Calculation Agent may make the appropriate anti‑dilution adjustments to reflect such change. The depository for the ADRs may also make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depository, the Calculation Agent may adjust such terms and conditions of the warrants as the Calculation Agent determines appropriate to account for that event.
Payment of Additional Amounts and Tax Redemption
Unless otherwise set forth in the applicable pricing supplement, the Bank will pay additional amounts as described under “Description of the Warrants — Payment of Additional Amounts” in the accompanying prospectus and will have the option to redeem the warrants as described under “— Tax Redemption” in the accompanying prospectus.
Role of Calculation Agent
The Calculation Agent will make all determinations relating to the warrants, including, but not limited to, the level of the Reference Asset, Business Days, market disruption events, delisting, discontinuance of or material change to a Reference Asset and the Cash Settlement Amount of your warrants. All determinations made by the

Calculation Agent shall be made in its sole discretion and, absent manifest error, will be final and binding on you and us, without any liability on the part of the Calculation Agent.
Unless otherwise specified in the applicable pricing supplement, we will serve as the initial Calculation Agent for the warrants. We may appoint a different institution to serve as Calculation Agent from time to time without your consent and without notifying you of the change.
Special Calculation Provisions
Business Day
The term “Business Day” means, for any warrant, a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City or Toronto.
If the applicable pricing supplement specifies a different meaning for the term Business Day, we will use that modified definition in determining any payment date as well as the Cash Settlement Payment Date for your warrants.
Any payment on your warrant that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with no additional amount payable on account of the delay. The term “Business Day” with respect to your warrant may have a different meaning than it does for other warrants.
Trading Day
With respect to a Reference Index, unless otherwise specified in the applicable pricing supplement, a “trading day” means a day, as determined by the Calculation Agent, on which trading is scheduled to be generally conducted on the primary U.S. exchange(s) or market(s) on which the Reference Asset Constituents are listed or admitted for trading. With respect to Reference Asset Constituents issued by a non-U.S. issuer that is listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the Calculation Agent, on which trading is scheduled to be generally conducted on the primary non-U.S. exchange(s) or market(s) on which such instrument is listed or admitted for trading.
With respect to a Reference Equity, unless otherwise specified in the applicable pricing supplement, a “trading day” means a day, as determined by the Calculation Agent, on which trading is scheduled to be generally conducted on the primary U.S. exchange(s) or market(s) on which such Reference Equity is listed or admitted for trading. With respect to a Reference Equity issued by a non-U.S. issuer that is listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the Calculation Agent, on which trading is scheduled to be generally conducted on the primary non-U.S. exchange(s) or market(s) on which such instrument is listed or admitted for trading.
Form, Exchange, Transfer and Payments
Unless we specify otherwise in the applicable pricing supplement, the warrants will be issued:
•	only in fully-registered form; and
•	in minimum number of warrants having an aggregate Premium of at least $10,000 and integral multiples of 1 warrant in excess thereof.
If a warrant is issued as a registered global security, only the depositary — e.g., DTC, Euroclear and Clearstream, each as defined under “Ownership, Book-Entry Procedures and Settlement” in the accompanying prospectus — will be entitled to transfer and exchange the warrant as described in this subsection because the depositary will be the sole registered holder of the warrant and is referred to below as the “holder”. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures under “Ownership, Book-Entry Procedures and Settlement” in the accompanying prospectus.
To the extent the warrants are certificated, holders may exchange or register the transfer of warrants at the office of the warrant agent. Warrants may be transferred by endorsement. Holders may also replace lost, stolen or mutilated warrants at that office. The warrant agent acts as our agent for registering warrants in the names of holders and registering the transfer of warrants. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The warrant agent may require an indemnity before replacing any warrants.
Holders will not be required to pay a service charge to register the transfer or exchange of warrants, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.
If we designate additional transfer agents, they will be named in the applicable pricing supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
We will pay any amounts due on the warrants to the person listed in the warrant agent’s records. We will pay any money due on the warrants at the corporate trust office of the warrant agent in the City of New York. That office is currently located at 240 Greenwich Street, 7E, New York, NY 10286. Holders must make arrangements to have their payments picked up at or wired from that office.
Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.
We may also arrange for additional payment offices and may cancel or change these offices, including our use of the warrant agent’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of warrants.
Notices
We and the warrant agent will send notices regarding the warrants only to registered holders, using their addresses as listed in the warrant agent’s records. With respect to who is a registered “holder” for this purpose, see “Description of the Warrants – Forms of the Warrants” and “Ownership, Book-Entry Procedures and Settlement” in the accompanying prospectus.
Manner of Payment and Delivery
Any payment on the warrants upon expiration will be made to accounts designated by you and approved by us, or at the office of the warrant agent in New York City. The Cash Settlement Amount, if any, will only be made when the warrants are surrendered to the warrant agent at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Other Provisions; Addenda
Any provisions relating to the warrants may be modified and/or supplemented by the terms as specified under “Other Provisions” in the applicable warrants or in an addendum relating to the applicable warrants and, in each case, in the applicable pricing supplement.

USE OF PROCEEDS AND HEDGING
We will use the net proceeds we receive from the sale of the warrants for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the warrants as described below.
In anticipation of the sale of the warrants, we and/or our affiliates expect to enter into hedging transactions involving purchases of the Reference Asset and/or any Reference Asset Constituents, listed and/or over-the-counter options, futures, exchange-traded funds and/or other instruments on those assets prior to, on and/or after the Strike Date. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
We and/or our affiliates may acquire a long or short position in securities similar to the warrants from time to time and may, in our or their sole discretion, hold or resell those securities.
We and/or our affiliates may close out our or their hedge on or before the Expiration Date for your warrants. That step may involve sales or purchases of the instruments described above. No holder of the warrants will have any rights or interest in our or any affiliates’ hedging activity or any positions we or our affiliates may take in connection with any hedging activity.
The hedging activity discussed above may adversely affect the market value of the warrants from time to time. See “Additional Risk Factors Specific to the Warrants — Risks Relating to Hedging Activities and Conflicts of Interest — Trading and Business Activities by the Bank or its Affiliates May Adversely Affect the Market Value and the Cash Settlement Amount of the Warrants” in this product supplement for a discussion of these adverse effects.

TAX CONSEQUENCES
United States Taxation
The U.S. federal income tax consequences of an investment in the warrants are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of how certain securities, such as certain offerings of the warrants, should be treated for U.S. federal income tax purposes and we do not plan to request a ruling from the IRS. The following is a general description of certain material U.S. federal income tax consequences of the ownership and disposition of the warrants and does not purport to be a complete analysis of all tax considerations relating to the warrants. This summary is based upon the Code, final, temporary and proposed Treasury regulations, rulings and decisions, in each case, as available and in effect as of the date of this document, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. The applicable pricing supplement will contain a further discussion of the U.S. federal income tax consequences applicable to that offering of warrants, which may differ from the discussion herein. The summary of the U.S. federal income tax consequences contained in the applicable pricing supplement supersedes the following summary to the extent it is inconsistent therewith. Prospective purchasers of the warrants are urged to read the discussion in the applicable supplements relating to their warrants and to consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the federal, state, and local tax laws of the U.S. of acquiring, holding and disposing of the warrants and receiving payments under the warrants. References in this section to the Reference Asset shall be deemed to be references to the Reference Asset, Reference Assets or Basket for an offering of the warrants, as applicable.
This discussion applies to you only if you acquire your warrants upon initial issuance and hold your warrants as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:
•	a dealer in securities or currencies,
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
•	a financial institution or a bank,
•	a regulated investment company (a “RIC”), a real estate investment trust (a “REIT”) or common trust fund,
•	a life insurance company,
•
a tax-exempt organization or an investor holding the warrants in a tax-advantaged account (such as an “Individual Retirement Account” or “Roth IRA”), as defined in Section 408 or 408A of the Code, respectively,

•
a person that owns warrants as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the warrants or a “wash sale” with respect to the warrants or the warrant property,

•	a former citizen of the U.S.,
•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or
•	taxpayers subject to special tax accounting rules under Section 451(b) of the Code.
Except as discussed under “— Non-U.S. Holders” below, this discussion is only applicable to U.S. holders. For purposes of this summary, a U.S. holder is a beneficial owner of a warrant that is: (i) an individual who is a citizen or a resident of the U.S. for U.S. federal income tax purposes, (ii) a domestic corporation or other entity that is treated as a corporation for U.S. federal income tax purposes and is created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a court within the U.S. is able to exercise primary supervision over its administration, and one or more U.S. persons for U.S. federal income tax purposes have the authority to control all substantial decisions of the trust. For purposes of this summary, a “non-U.S. holder” is a beneficial owner of a warrant that is: (i) a nonresident alien individual for U.S. federal income tax purposes, (ii) a foreign corporation for U.S. federal income tax purposes; or (iii) an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.
An individual may, subject to certain exceptions, be deemed to be a resident of the U.S. by reason of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).
If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds the warrants, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the warrants should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the warrants.
This discussion does not address warrants linked to, or denominated in, one or more foreign currencies. The tax treatment for such warrants (and any other warrants with terms that differ from those described herein) will be specified in the pricing supplement and may be differ materially and adversely from those described herein.
U.S. Federal Income Tax Treatment
Although we intend to treat the warrants as prepaid derivative contracts (including, potentially, as options) with respect to the warrant property for U.S. federal income tax purposes, there is no authority that specifically addresses the tax treatment of the warrants and it is possible that the warrants could be treated alternatively pursuant to some other characterization. You should consult your tax advisor regarding the appropriate characterization of the warrants for U.S. federal income tax purposes.
The summary below assumes that all warrants issued will be classified for U.S. federal income tax purposes as prepaid derivative contracts, and purchasers should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. Any special U.S. federal income tax considerations relevant to a particular issue of the warrants will be provided in the applicable supplement.
Unless otherwise specified in the applicable pricing supplement, we expect that our special U.S. tax counsel would be able to opine that it would be reasonable to treat your warrants as prepaid derivative contracts (including, potentially, as options) with respect to the warrant property.
If the warrants are treated as prepaid derivative contracts, you should generally not accrue any income with respect to the warrants during the term of the warrants until taxable disposition of the warrants and you should generally recognize capital gain or loss upon such taxable disposition in an amount equal to the difference between the amount you receive at such time and your tax basis in the warrants. In general, your tax basis in your warrants will be equal to the amount you paid for your warrants. Subject to the discussion below on the constructive ownership rules of Section 1260 of the Code such recognized gain or loss should generally be long-term capital gain or loss if you have held your warrants for more than one year (otherwise, such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. There may be also a risk that the IRS could assert that the warrants should not give rise to long-term capital gain or loss if the warrants offer short exposure to the warrant property or one or more constituents of the warrant property, as applicable.
Prior to the taxable disposition of your warrants, you should generally not recognize any taxable income, gain or loss in respect of your warrants. Gain or loss realized by a U.S. Holder on the sale, exchange, retirement or other taxable disposition of a warrant generally should be considered U.S.-source gain or loss.
If an offering of warrants provides for the possibility of physical settlement, the applicable pricing supplement will provide additional information about the possible U.S. federal income tax consequences.

Section 1260
If a warrant references warrant property or any constituent of the warrant property, as applicable, that is treated as equity in a RIC such as certain exchange-traded funds, a REIT, a “passive foreign investment company” (a “PFIC”), a partnership, or other “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the Internal Revenue Service (the “IRS”) could assert that all or a portion of a warrant should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. A warrant should not constitute a constructive ownership transaction (because a warrant should be treated as an option). If, however, a warrant (in whole or in part) were treated as a constructive ownership transaction, the tax consequences of a taxable disposition of the warrants could be affected materially and adversely. Under the “constructive ownership” rules, if an investment in the warrants is treated as a “constructive ownership transaction”, any long-term capital gain recognized by a U.S. holder in respect of such warrants will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the taxable disposition of the warrant (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of such taxable disposition). You should consult your tax advisor regarding the potential application of the “constructive ownership” rules to an investment in the warrants.
Possible Change in Law
In 2007, the IRS released a notice that may affect the taxation of holders of warrants. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument, such as the warrants, should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of such warrants would ultimately be required to accrue current income and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” under Section 1260 of the Code described above under “Section 1260” should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.
Section 1297
We will not attempt to ascertain whether the issuer of the warrant property or of any constituent of the warrant property, as applicable, would be treated as a PFIC. In general, if a U.S. taxpayer holds an interest in a PFIC, such U.S. taxpayer is required to report any gain on disposition of an interest in such PFIC as ordinary income, rather than as capital gain, and the taxpayer is subject to tax on such gain in the year such gain is recognized at the highest ordinary income tax rate and for a non-deductible interest charge at the federal underpayment rate as if the gain had been earned ratably over each day in such taxpayer’s holding period and such tax liabilities had been due with respect to each prior year in the taxpayer’s holding periods. In the event that any such entity is treated as a PFIC, the application of the PFIC rules to the warrants would be unclear, and it is possible that U.S. holders of warrants could be subject to the PFIC rules to the extent that the warrants directly or indirectly references shares in one or more PFICs. Accordingly, you should consult your tax advisor regarding the potential application of the PFIC rules to an investment in the warrants.
Alternative Treatments
Due to the absence of authorities that directly address the proper tax treatment of the warrants, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the warrants described above. If the IRS were successful in asserting an alternative treatment of the warrants, the timing and character of income on your warrants could differ materially and adversely from our description herein. For example, the IRS might treat the warrants as debt instruments issued by us, in which event the taxation of the warrants would be governed by certain Treasury regulations relating to the taxation of contingent payment debt instruments. In such event, regardless of whether you are an accrual method or cash method taxpayer, you would be required to accrue into income original issue discount, or “OID”, on the warrants at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the warrants, in each year that you hold the warrants (even though you will not receive any cash with respect to the warrants during the term of the warrants) and any gain recognized at expiration or upon sale or other disposition of the warrants would generally be treated as ordinary income.
Additionally if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS. Alternatively, it is possible that the IRS might assert that the warrants represent separate prepaid derivative contracts (including, potentially, options) on, or an ownership interest in, the warrant property or constituents of the warrant property, as applicable, in which case you might be required to recognize gain or loss on any rebalancing of the relevant index/ETF.
Other alternative U.S. federal income tax characterizations of the warrants might also require you to include amounts in income during the term of the warrants, without regard to how long you held the warrants (including possible mark to market treatment or accrual of ordinary income over the term of the warrants). Accordingly, you should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the warrants.
Medicare Tax on Net Investment Income
U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the warrants, to the extent of their net investment income or undistributed net investment income (as the case may be) that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return, or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisors as to the consequences of the 3.8% Medicare tax.
Information Reporting with respect to Specified Foreign Financial Assets
U.S. holders may be subject to reporting obligations with respect to their warrants if they do not hold their warrants in an account maintained by a financial institution and the aggregate value of their warrants and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its warrants and fails to do so.
Backup Withholding and Information Reporting
The proceeds received from a taxable disposition of the warrants will be subject to information reporting unless a holder is an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if such holder fails to provide certain identifying information (such as an accurate taxpayer number in the case of a U.S. holder) or meet certain other conditions. A non-U.S. holder that provides a properly executed and fully completed applicable IRS Form W-8, will generally establish an exemption from backup withholding.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the applicable holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders
Subject to the discussion below with respect to Section 871(m) of the Code and FATCA, if you are a non-U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your warrants or to generally applicable information reporting and backup withholding requirements with respect to payments on your warrants if you comply with certain certification and identification requirements as to your non-U.S. status, including providing us (and/or the applicable withholding agent) a fully completed and validly executed applicable IRS Form W-8.
Subject to Section 897 of the Code (as discussed below), gain realized on the taxable disposition of the warrants by a non-U.S. holder will generally not be subject to federal income tax, unless:
•	the gain with respect to the warrants is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S.;
•
the non-U.S. holder is a nonresident alien individual who holds the warrants as a capital asset and is present in the U.S. for more than 182 days in the taxable year of such taxable disposition and certain other conditions are satisfied; or

•	the non-U.S. holder has certain other present or former connections with the U.S.
If the gain realized on the taxable disposition of the warrants by the non-U.S. holder is described in any of the three preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.
Section 897. We will not attempt to ascertain whether the issuer of the warrant property or of any constituent of the warrant property, as applicable, would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We will also not attempt to determine whether the warrants should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity were treated as a USRPHC or the warrants were treated as USRPI, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a warrant upon a taxable disposition of the warrant to U.S. federal income tax on a net basis (with the potential requirement to file a U.S. federal income tax return), or, possibly, the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and the warrants as USRPI.
Section 871(m). The Treasury has issued regulations under which a 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more U.S.-source dividend-paying equity securities or indices containing U.S.-source dividend-paying equity securities (an “871(m) Specified ELI”). The withholding tax can apply even if the 871(m) Specified ELI does not provide for payments that reference dividends. Under these regulations, the withholding tax generally will apply to 871(m) Specified ELIs (or a combination of 871(m) Specified ELIs treated as having been entered into in connection with each other) issued (or reissued, as discussed below) on or after January 1, 2018, but will also apply to certain 871(m) Specified ELIs (or a combination of 871(m) Specified ELIs treated as having been entered into in connection with each other) that have a delta of one (“Delta-One Specified ELIs”) issued (or reissued, as discussed below) on or after January 1, 2017. However, the IRS has issued Notice 2020-2, which states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to 871(m) Specified ELIs that are not Delta-One Specified ELIs and are issued before January 1, 2023.
The 30% withholding tax may also apply if the warrants are deemed to be reissued for tax purposes upon the occurrence of certain events affecting a Reference Asset, any Reference Asset Constituent or the warrants, and following such occurrence the warrants could be treated as Delta-One Specified ELIs that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other Section 871(m) tax could apply to the warrants under these rules if a non-U.S. holder enters, or has entered, into certain other transactions in respect of a Reference Asset, any Reference Asset Constituent or the warrants. Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the warrants, non-U.S. holders are urged to consult their tax advisors regarding the potential application of Section 871(m) of the Code to the warrants (including in the context of their other transactions in respect of a Reference Asset, Reference Asset Constituent or the warrants, if any) and the 30% withholding tax to an investment in the warrants.

Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Holders should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their warrants through a foreign entity) under the FATCA rules.
Proposed Legislation
In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of warrants purchased after the bill was enacted to accrue interest income over the term of the warrants regardless of whether there are any interest payments over the term of the warrants.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments that, if it had been enacted, would have required instruments such as the warrants to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your warrants. You are urged to consult your tax advisor regarding any possible changes in law and their possible impact on the tax treatment of your warrants.
Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the warrants (including possible alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including those of the issuer of the warrant property or any constituent of the warrant property, as applicable).

Canadian Taxation
In the opinion of McCarthy Tétrault LLP, Canadian tax counsel to the Bank, the following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”) generally applicable to a holder who acquires beneficial ownership of a warrant upon the initial issuance of the warrant by the Bank pursuant to the prospectus and this product supplement and who, for the purposes of the Canadian Tax Act and at all relevant times, (i) is not (and is not deemed to be) resident in Canada, (ii) deals at arm’s length with and is not affiliated with the Bank, any underwriter and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the warrant, (iii) is entitled to receive all payments made on the warrant, (iv) is not, and deals at arm’s length with each person who is, a “specified shareholder” of the Bank for purposes of the thin capitalization rules in the Canadian Tax Act, (v) does not use or hold and is not deemed to use or hold the warrant in or in the course of carrying on a business in Canada and (vi) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”). A “specified shareholder” for these purposes generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length) owns or has the right to acquire or control 25% or more of TD’s shares determined on a vote or fair market value basis.
This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof, all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in warrants and, except for the Tax Proposals, does not take into account or anticipate any changes in law or administrative policies or assessing practices of the CRA, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.
The following is only a general summary of certain Canadian non-resident withholding and other tax provisions which may affect a Non-resident Holder of the warrants. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in warrants described in this product supplement should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of the warrants having regard to their own particular circumstances.
Material Canadian federal income tax considerations applicable to warrants may be described particularly in the pricing supplement related thereto, when such warrants are offered. In the event the material Canadian federal income tax considerations are described in the pricing supplement, the following description will be superseded by the description in such supplement to the extent indicated therein.
For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the single day exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).
Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited, on a warrant considered debt for Canadian federal income tax purposes to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is participating debt interest. “Participating debt interest” is defined in the Canadian Tax Act , generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” for this purpose is an

“indexed debt obligation,” as defined in the Canadian Tax Act, in respect of which no amount payable, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the preceding sentence. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.
In the event that a warrant considered debt for Canadian federal income tax purposes is redeemed, cancelled, purchased or repurchased by the Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may, in certain circumstances, be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the warrant to that time, be subject to Canadian non-resident withholding tax. Such withholding tax will apply if all or any part of such deemed interest is participating debt interest unless, in certain circumstances, the warrant is considered to be an “excluded obligation” for the purposes of the Canadian Tax Act. A warrant will be an excluded obligation for this purpose if the warrant is not an indexed debt obligation (described above) and it was issued for an amount not less than 97% of its principal amount (as defined in the Canadian Tax Act), and the yield from the warrant, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the warrant was issued, does not exceed 4/3 of the interest stipulated to be payable on the warrant, expressed in terms of an annual rate on the outstanding principal amount from time to time.
Any amount paid or credited or deemed to be paid or credited to a Non-resident Holder in respect of a warrant that is not considered debt for Canadian federal income tax purposes will generally not be subject to Canadian non-resident withholding tax.
If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.
Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of warrants by the Non-resident Holder.
Common Reporting Standard
Similar to FATCA, under the Organisation for Economic Co-operation and Development (“OECD”) initiative for the automatic exchange of information, many countries have committed to automatic exchange of information relating to accounts held by tax residents of signatory countries, including Canada, using a common reporting standard (“CRS”). The CRS requires Canadian financial institutions to report certain information concerning certain investors resident in participating countries to the CRA and to follow certain due diligence procedures. The CRA will then provide such information on a bilateral, reciprocal basis to the tax authorities in the applicable investors’ countries of residence, where required under the CRS. The Bank will meet all obligations imposed under the CRS.

CERTAIN BENEFIT PLAN CONSIDERATIONS
A fiduciary of a pension, profit-sharing or other employee benefit plan (each, an “employee benefit plan”) subject to Title I of the ERISA should consider the fiduciary standards of ERISA in the context of the employee benefit plan’s particular circumstances before authorizing an investment in any warrants. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the employee benefit plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
Section 406 of ERISA and Section 4975 of the Code prohibit (i) employee benefit plans which are subject to Title I of ERISA, (ii) “plans” defined in Section 4975 of the Code (including individual retirement accounts and “Keogh” plans)) which are subject to Section 4975 of the Code and (iii) entities whose underlying assets are considered to include “plan assets” of any employee benefit plan subject to Title I of ERISA or plan subject to Section 4975 of the Code (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “covered plan”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to the covered plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In addition, the fiduciary of the covered plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and Section 4975 of the Code.
The acquisition, holding or, if applicable, exchange, of warrants by a covered plan with respect to which we or any of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the security is acquired and held pursuant to and in accordance with an applicable exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of a security. These exemptions include, without limitation:
•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;
•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;
•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;
•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and
•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.
In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s length transactions with a person that is a party in interest solely by reason of providing services to covered plans or being related to such a service provider. Under these provisions, the purchase and sale of a security should not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, provided that neither the issuer of the security nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any covered plan involved in the transaction, and provided further that the covered plan pays no more and receives no less than “adequate consideration” in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of covered plans considering acquiring and/or holding a security in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied, and warrants should not be purchased or held by any person investing “plan assets” of any covered plan unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code.

Certain employee benefit plans and arrangements including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively referred to herein as “non-covered plan arrangements” and together with covered plans, collectively referred to herein as “plans”) are not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable U.S. or non-U.S. federal, state, local or other regulations, rules or laws (collectively, “similar laws”).
Accordingly, by acceptance of a warrant or any interest therein, each purchaser and holder of warrants or any interest therein will be deemed to have represented by its purchase and holding of the warrants that either (1) it is not a covered plan and is not purchasing any warrants or interest therein on behalf of or with “plan assets” of any covered plan or (2) the purchase and holding of the warrants or any interest therein will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. In addition, any purchaser or holder of warrants or any interest therein which is a non-covered plan arrangement will be deemed to have represented by its purchase or holding of the warrants that its purchase and holding will not violate any applicable similar law.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing warrants on behalf of or with “plan assets” of any covered plan or non-covered plan arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or some other basis on which such purchase and holding is not prohibited, or the potential consequences of any purchase, holding or exchange under similar laws, as applicable.
Each purchaser and holder of warrants has exclusive responsibility for ensuring that its purchase and holding of the warrants does not violate the fiduciary or prohibited transaction rules of Title I of ERISA, Section 4975 of the Code or any applicable similar laws. Neither this discussion nor anything provided herein or in the accompanying prospectus is, or is intended to be, investment advice directed at any particular plan, or at plans generally, and such purchasers of any of our warrants should consult and rely on their own counsel and advisers as to whether an investment in our warrants is suitable for the plan. The sale of any warrants to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We and TD Securities (USA) LLC, as agent, have entered into a distribution agreement with respect to the warrants. The agent or agents through whom the warrants will be offered will be identified in the applicable pricing supplement. Subject to certain conditions, the agent has agreed to use its reasonable efforts to solicit purchases of the warrants. We have the right to accept offers to purchase warrants and may reject any proposed purchase of the warrants. The agent may also reject any offer to purchase warrants. We will pay the agent a commission on any warrants sold through the agent. The commission will be in an amount as agreed between the agent and the Bank.
We may also sell warrants to the agent, who will purchase the warrants as principal for its own account. In that case, we will either pay the agent a commission as discussed above, or the agent may purchase the warrants at a price equal to the Premium specified in the applicable pricing supplement less a discount to be agreed with us at the time of the offering.
The agent may resell any warrants it purchases as principal to other brokers or dealers at a discount, which may include all or part of the discount the agent received from us. If all the warrants are not sold at the initial offering price, the agent may change the offering price and the other selling terms.
We may also sell warrants directly to investors. We will not pay commissions on warrants we sell directly.
We have reserved the right to withdraw, cancel or modify the offer made by the applicable pricing supplement without notice and may reject orders in whole or in part whether placed directly with us or with an agent. No termination date has been established for the offering of the warrants.
The agent, whether acting as agent or principal, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933 (the “Securities Act”). We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.
If the agent sells warrants to dealers who resell to investors and the agent pays the dealers all or part of the discount or commission it receives from us, those dealers may also be deemed to be “underwriters” within the meaning of the Securities Act.
Unless otherwise indicated in any pricing supplement, payment of the purchase price of warrants, other than warrants denominated in a non‑U.S. dollar currency, will be required to be made in funds immediately available in The City of New York. The warrants will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the warrants is effected through the facilities of such depositary, such trades will be settled in immediately available funds.
We may appoint additional agents with respect to the warrants. Any other agents will be named in the applicable pricing supplements and those agents will enter into the distribution agreement referred to above. The agent referred to above and any additional agents may engage in commercial banking and investment banking and other transactions with and perform services for the Bank and its affiliates in the ordinary course of business. TD Securities (USA) LLC is an affiliate of the Bank and may resell warrants to or through another of our affiliates, as selling agent.
The warrants are a new issue of warrants, and there will be no established trading market for any warrant before its Issue Date. We do not plan to list the warrants on a securities exchange or quotation system. We have been advised by TD Securities (USA) LLC that it may make a market in the warrants offered through it. However, neither TD Securities (USA) LLC nor any of our other affiliates nor any other agent named in your pricing supplement that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the warrants.
The agent may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the warrants in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the warrants originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market price of the warrants, which may be higher than it would otherwise be in the absence of such transactions. The agent is not required to engage in these activities, and may end any of these activities at any time.
In addition to offering warrants through the agent as discussed above, other warrants of the Bank that have terms substantially similar to the terms of the warrants offered under this product supplement may in the future be offered, concurrently with the offering of the warrants, on a continuing basis by the Bank. Any of these warrants sold pursuant to the distribution agreement or sold by the Bank directly to investors will reduce the aggregate amount of warrants which may be offered by this product supplement.
Market-Making Transactions
If you purchase your warrant in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which an agent or other person resells a warrant that it has previously acquired from another holder. A market-making transaction in a particular warrant occurs after the original sale of the warrant. For more information regarding market-making transactions, see “Plan of Distribution (Conflicts of Interest) — Market-Making Resales By the Bank and its Affiliates” in the accompanying prospectus.
Please note that the information about the Issue Date or Strike Date, Premium discounts or commissions and net proceeds to the Bank in the applicable pricing supplement relates only to the initial issuance and sale of your warrants. If you have purchased your warrants in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.
Conflicts of Interest
TD Securities (USA) LLC is an affiliate of the Bank and, as such, will have a “conflict of interest” in an offering of the warrants within the meaning of FINRA Rule 5121. In addition, the Bank will receive the net proceeds (excluding the commission) from any public offering of the warrants, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of FINRA Rule 5121. TD Securities (USA) LLC is not permitted to sell the warrants in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.
Prohibition of Sales to EEA and United Kingdom Retail Investors
The warrants are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the warrants or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the warrants or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.
The warrants are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations

2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the warrants or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the warrants or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this product supplement, the accompanying prospectus or any pricing supplement and, if given or made, such information or representation must not be relied upon as having been authorized by The Toronto-Dominion Bank or the agent. This product supplement, the accompanying prospectus and any pricing supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the warrants described in the applicable pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the warrants in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this product supplement, the accompanying prospectus and any pricing supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.
The Toronto-Dominion Bank
Warrants, Series A
Market-Linked Warrants Linked to One or More Equity Indices, Equity Securities
or Exchange-Traded Funds
March 4, 2022